UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

JADE MOUNTAIN CORPORATION
(Exact name of Registrant as specified in charter)

Nevada	0 - 52549	41 - 1508112
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification Number)

No. 11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian, People’s  Republic of China 116100
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (011)-86-411-87661222

211 West Wall Street, Midland, Texas 79701-4556
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products in the People’s Republic of China and elsewhere, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-KSB, Form 10-QSB, Form 8-K, or their successors. We also note that we have provided a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this Current Report. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan (also known as the renminbi). According to Xe.com as of October 10, 2007, $1 = 7.51 yuan.

Explanatory Note

This Current Report on Form 8-K is being filed by Jade Mountain Corporation (the “Company”) in connection with a transaction in which the Company has acquired all of the issued and outstanding capital stock (the “Innomind Shares”) of Innomind Group Limited, a company organized under the laws of the British Virgin Islands (“Innomind”). Innomind is a holding company that owns 100% of the capital stock of Dalian Innomind Environment Engineering Co., Ltd. (“Dalian Innomind”), which is a wholly foreign owned entity in the People’s Republic of China (“PRC”).

The Company’s acquisition of the Innomind Shares occurred on October 5, 2007, through a share exchange (the “Share Exchange”) in which the Company issued a controlling number of shares (the “Control Shares”) of its common stock, par value $.0001 per share (the “Common Stock”) to Innomind’s sole shareholder in exchange for the Innomind Shares. Prior to the Share Exchange: (i) on July 16, 2007, the Company consummated a one (1) share for two hundred thousand (200,000) shares reverse split of its Common Stock, with fractional shares rounded up to the nearest whole number (the “Reverse Split”); and (ii) on August 31, 2007, the Company’s Board of Directors authorized a one hundred (100) shares for one (1) share forward split of the issued and outstanding shares of its Common Stock (the “Forward Split”). All share and per share amounts set forth in this Current Report as of dates on or after July 16, 2007, give effect to the Reverse Split and all share and per share amounts set forth in this Current Report as of dates after August 31, 2007, give effect to the Forward Split.

Through a series of agreements that we refer to as the “Restructuring Agreements,” which were executed on October 3, 2007, Dalian Innomind agreed to: (i) purchase and lease from Dalian RINO Environmental Engineering Science and Technology Co., Ltd., a PRC company (“RINO”), substantially all of RINO’s assets and properties; and (ii) fully conduct and manage RINO’s business (the “Business”) in exchange for RINO’s payment to Dalian Innomind of a management fee equal to the Business’s monthly net profits. To the extent that any aspect of the Business needs to be conducted directly through RINO in the future, the Restructuring Agreements provide Dalian Innomind with the legal right and power to control RINO and any of its remaining assets and operations.

The Restructuring Agreements were utilized instead of a direct acquisition of RINO's assets, because of the lack of clarity in the implementation of current PRC law regarding the use of a non-PRC entity’s equity as consideration to acquire a PRC entity’s equity or assets. This makes it highly uncertain, if not impossible, for a non-PRC entity to use its equity to acquire a PRC entity. While PRC law does allow for the purchase of equity interests in (or assets of) a PRC entity by a non-PRC entity for cash, the purchase price must be based on the appraised value of such equity (or assets). Because the Company did not have sufficient cash to pay the estimated full value of all of the assets of RINO, the Company, through Dalian Innomind, purchased the maximum amount of assets possible with the net proceeds of the private placement described below, and leased from RINO the remainder of the assets used in RINO’s business. See Item 1.01 - “Entry into a Material Definitive Agreement,” - “Restructuring Agreements to Acquire RINO’s Operating Business” of this Current Report for more information on the Restructuring Agreements.

While the acquisition of the assets and business of RINO through the Restructuring Agreements was effective on October 5, 2007, not all of the transactions contemplated by the Restructuring Agreements have been consummated, and for that reason Dalian Innomind has not yet assumed full operational control of the Business. To complete these transactions, Dalian Innomind must complete additional steps, filings and registrations, including: (i) completing a PRC registered capital verification process; (ii) remitting to RINO the full purchase price for the assets to be purchased by it under the Restructuring Agreements; (iii) obtaining an environmental report for the assets purchased from RINO, and (iv) obtaining a new business license from the State Administration for Industry and Commerce in Dalian, PRC, to reflect Dalian Innomind's status as an operating company. We anticipate these steps will be completed within approximately 25 days after the date of this Current Report. At their completion, Dalian Innomind will assume full operating control of the Business.

The funds used to consummate the Company’s acquisition of Innomind and the Restructuring Agreements were provided from the proceeds of a private placement of the Company’s Common Stock to 24 accredited investors (the “Private Placement”) that closed on October 5, 2007, simultaneously with the Innomind acquisition and the Restructuring Agreements. The Private Placement resulted in gross proceeds of $24,435,319 from the sale of 5,464,357 shares of Common Stock. For more information, please see Item 1.01 - “Entry into a Material Definitive Agreement,” - Private Placement” and Item 2.01 - “Completion of Acquisition or Disposition of Assets,” - “Certain Relationships and Related Transactions” of this Current Report. Pursuant to the Securities Purchase Agreement between the investors and the Company, the net proceeds of the Private Placement will otherwise principally be used by the Company and by Dalian Innomind to expand manufacturing and production capacity and facilities, and to provide working capital for the Business.

As a result of the above transactions, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For more information, please see Item 5.06 of this Current Report.

The Company’s current structure is set forth in the diagram below:

Item 1.01. Entry into a Material Definitive Agreement.

The following agreements were entered into in connection with the acquisition of the Business of RINO:

The Share Exchange Agreement and the Issuance of Common Stock to the Former Sole Stockholder of Innomind

On October 5, 2007, Jade Mountain Corporation (“we,” “us” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) and consummated a share exchange (the “Share Exchange”) with Innomind Group Limited, a British Virgin Islands company (“Innomind”), and Zhang Ze, an individual (“Zhang”) who immediately prior to the Share Exchange was the holder of all of the outstanding capital stock of Innomind. Under the Share Exchange Agreement, we issued an aggregate of 17,899,643 shares (the “Control Shares”) of our common stock, par value $.0001 per share (“Common Stock”) to Zhang in exchange for 100% of the issued and outstanding shares of Innomind’s capital stock, all of which were owned by Zhang.

Simultaneously with the consummation of the Share Exchange, Zhang transferred and conveyed all of the Control Shares (and all of his right, title and interest in and to the Control Shares) to The Innomind Trust, a trust established under the laws of and domiciled in the British Virgin Islands, of which Zou Dejun and Qiu Jianping, the founders and sole equity owners of RINO, are the sole beneficiaries.

The Control Shares represent 71.60 % of our total outstanding Common Stock immediately after the consummation of the Share Exchange and the Private Placement.

As a result of the consummation of the Share Exchange, Innomind now is a wholly-owned subsidiary of the Company.

Restructuring Agreements to Acquire RINO’s Operating Business

Innomind owns 100% of Dalian Innomind Environment Engineering Co., Ltd. (“Dalian Innomind”). Dalian Innomind is a wholly foreign-owned enterprise, or “WFOE,” under the laws of the People’s Republic of China (“PRC”), by virtue of its status as a wholly-owned subsidiary of a non-PRC company, Innomind. In connection with the closing of the Share Exchange Agreement, Dalian Innomind entered into and consummated a series of agreements (the “Restructuring Agreements”), with RINO. Under the Restructuring Agreements, Dalian Innomind agreed to: (i) purchase and lease substantially all of the assets of RINO; and (ii) assume control of the operations and management of RINO’s Business in exchange for a management fee equal to the Business’s monthly net profits. As a result, the Business will be conducted by Dalian Innomind. To the extent that any aspect of the Business needs to be conducted by RINO in the future, the Restructuring Agreements provide Dalian Innomind with the ability to control RINO and any of its remaining assets and operations. We anticipate that RINO will continue to be the contracting party under its customer contracts, bank loans and certain other assets until such time as those may be transferred to Dalian Innomind.

As discussed in the Explanatory Note at the beginning of this Current Report, while the acquisition of the assets and business of RINO through the Restructuring Agreements was effective on October 5, 2007, not all of the transactions contemplated by those agreements have been consummated, and as a consequence Dalaian Innomind has not yet assumed full operating control of the Business. To complete these transactions, Dalian Innomind must complete additional steps, filings and registrations, including: (i) completing a PRC registered capital verification process; (ii) transferring to RINO the full purchase price for the assets to be purchased by it under the Restructuring Agreements; (iii) obtaining an environmental report for the assets purchased from RINO; and (iv) obtaining a new business license from the State Administration for Industry and Commerce in Dalian, PRC, to reflect Dalian Innomind's status as an operating company. We anticipate these steps will be completed within approximately 25 days after the date of this Current Report, at which time Dalian Innomind will assume full operating control of the Business.

The following is a summary of the material terms of each of the Restructuring Agreements, the English translation of each of which is annexed hereto as an exhibit. All references to the Restructuring Agreements and other agreements in this Current Report are qualified, in their entirety, by the text of those agreements.

Purchase Agreement. Under the purchase agreement between Dalian Innomind and RINO (the "Purchase Agreement"), Dalian Innomind agreed to purchase from RINO: (i) substantially all of RINO's manufacturing equipment and tangible assets for RMB 2,250,343; and (ii) all of RINO’s three, presently owned patents, and three presently pending patent applications, for an aggregate transfer fee of RMB 10,000. Additionally, under the Purchase Agreement, RINO: (w) will lease to Dalian Innomind substantially all of RINO’s manufacturing plant and land at an annual rent of RMB 612,000; (x) with respect to its presently owned patents, will contemporaneously enter into a separate transfer agreement (the “Patent Transfer Contract”) with Dalian Innomind to accomplish their actual transfer to Dalian Innomind; (y) with respect to its presently pending patent applications, and in order to accomplish the actual transfer of, each such applied-for patent, will enter into additional patent transfer contracts within ten days after the issuance of the patents; and (z) has granted to Dalian Innomind the royalty-free, perpetual right to use the “RINO” trademark and logo. See “Patents Transfer Contract” and "Trademark Authorization" below.

In connection with these purchases and leases, under the Purchase Agreement, RINO has agreed to transfer its employees and provide its supply and sales channels to Dalian Innomind.

The source of funds for Dalian Innomind to make payment under the Restructuring Agreements are the proceeds of the private placement offering described in "Private Placement" below and in Item 3.02 - “Unregistered Sales of Equity Securities,” - “Issuance of Common Stock in Private Placement” of this Current Report.

All amounts paid under the Purchase Agreement to acquire or lease the foregoing RINO assets will be used by RINO for working capital, and will not be further transferred to RINO’s principals or management.

The following ancillary agreements also were entered into in connection with the Purchase Agreement:

Patent Transfer Contract. Under this contract between RINO, Qiu Jianping and Dalian Innomind, Qiu Jianping agreed to transfer and assign to Dalian Innomind the three patents of which Qiu is the registered owner, for an assignment fee of RMB 10,000. Qiu Jianping is in the process of commencing the patent transfer process, which is estimated to take approximately 5 - 6 months to complete. Prior to the effectiveness of the patent transfers, Dalian Innomind (subject to RINO's right to use these patents) has the exclusive legal right, royalty free, to use these patents.

Trademark Authorization. In this instrument (the "Trademark Authorization"), RINO, as the PRC registered owner of the "RINO" trademark and logo, granted Dalian Innomind the right to use the same in perpetuity and free of any royalties.

Entrusted Management Agreement. Pursuant to this entrusted management agreement among RINO, the RINO shareholders and Dalian Innomind (the "Entrusted Management Agreement"), RINO and its shareholders agreed to entrust the operations and management of the Business to Dalian Innomind. Under the Entrusted Management Agreement, Dalian Innomind will manage RINO’s operations and assets, control all of RINO's cash flow through an entrusted bank account, will be entitled to RINO's net profits as a management fee, and will be obligated to pay all RINO payables and loan payments. The Entrusted Management Agreement will remain in effect until Dalian Innomind acquires all of the assets or equity of RINO (as more fully described below under “Exclusive Option Agreement”). Prior to that acquisition, RINO will only own those certain assets that have not been sold or leased to Dalian Innomind pursuant to the Restructuring Agreements. We anticipate that RINO will continue to be the contracting party under its customer contracts, banks loans and certain other assets until such time as those may be transferred to Dalian Innomind.

Shareholders’ Voting Proxy Agreement. Under the shareholders' voting proxy agreement among the RINO shareholders and Dalian Innomind, the RINO shareholders irrevocably and exclusively appointed the members of Dalian Innomind’s board of directors as their proxies to vote on all matters that require RINO shareholder approval.

Exclusive Option Agreement. Under the exclusive option agreement among Dalian Innomind, RINO and the RINO shareholders (the “Exclusive Option Agreement”), the RINO shareholders have granted Dalian Innomind an irrevocable and exclusive purchase option (the “Option”) to acquire RINO’s equity and/or remaining assets, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions. As discussed in the Explanatory Note at the beginning of this Current Report, current PRC law does not specifically provide for a non-PRC entity's equity to be used as consideration for the purchase of a PRC entity's assets or equity. Accordingly, the Option is exercisable when PRC law would allow foreign equity to be used as consideration to acquire a PRC entity's equity interests and/or assets, or when the Company has sufficient funds to purchase RINO's equity or remaining assets. The consideration for the exercise of the Option is to be determined by the parties and memorialized in future, definitive agreements setting forth the kind and value of such consideration. To the extent the RINO shareholders receive any of such consideration, the Option requires them to transfer (and not retain) the same to RINO or Dalian Innomind.

Share Pledge Agreement. Under the share pledge agreement among Dalian Innomind and the RINO shareholders (the "Share Pledge Agreement"), the RINO shareholders have pledged all of their equity interests in RINO, including the proceeds thereof, to guarantee all of Dalian Innomind's rights and benefits under the Restructuring Agreements. Prior to termination of the Share Pledge Agreement, the pledged equity interests cannot be transferred without Dalian Innomind's prior written consent.

Private Placement

As of September 27, 2007, we entered into and (as adjusted with respect to certain shares of our Common Stock beneficially held by Glenn A. Little who, immediately prior to the Share Exchange, was the Company’s majority shareholder and sole director and executive officer) on October 5, 2007, we consummated with 24 accredited investors (the “Investors”) a securities purchase agreement (the “Securities Purchase Agreement”) for the sale of 5,580,357 shares of our Common Stock for an aggregate gross purchase price of $25,000,000 (the “Private Placement”), as more fully described in Item 2.01 - “Completion of Acquisition or Disposition of Assets,” - “Certain Relationships and Related Transactions” and Item 3.02 - “Unregistered Sales of Equity Securities,” - “Issuance of Common Stock in Private Placement” of this Current Report. These securities were offered and sold in a private placement (the “Private Placement”), without registration under the Securities Act of 1933 (the “Securities Act”), in reliance on an exemption from registration under Section 4(2) of the Securities Act. As so adjusted, the Private Placement resulted in gross proceeds of $24,435,319 and in the issuance of 5,464,357 shares of our Common Stock to the Investors.

In connection with the Securities Purchase Agreement and the Private Placement, as of September 27, 2007, we also entered into a registration rights agreement (the “Registration Rights Agreement”) and a lockup agreement (the “Lockup Agreement”) with the Investors.

Among other things, the Securities Purchase Agreement: (i) establishes net profit targets for 2007 of not less than $16,000,000 and for 2008 of not less than $28,000,000; (ii) provides for liquidated damages in the event that PRC governmental policies or actions have a material adverse effect on the transactions contemplated by the Share Exchange Agreement (a “Material Adverse Effect”); and (iii) requires us to hire a new, fully qualified chief financial officer (“CFO”) who is expert in U.S. generally accepted accounting principles and in auditing procedures and compliance for U.S. public companies no later than two months after the Private Placement closing date. Our new CFO, Bruce Richardson, commenced his employment with the Company on October 1, 2007. In the event the Company does not achieve the 2007 net profit target, 1,674,000 shares of our Common Stock will be transferred to the Investors, and if the 2008 net profit target is not achieved, 3,906,000 shares of our Common Stock will be transferred to the Investors. If PRC governmental actions or policies result in a Material Adverse Effect that cannot be reversed or cured to the Investors’ reasonable satisfaction, we will be obligated to pay to the Investors as liquidated damages the entire principal amount of their investment, without interest. Accordingly, and as a condition of the Securities Purchase Agreement, Zou Dejun and Qiu Jianping, who are the sole shareholders of RINO and, through The Innomind Trust (see Item 1.01 - “Entry into a Material Definitive Agreement,” - “The Share Exchange Agreement and the Issuance of Common Stock to the Former Sole Stockholder of Innomind” of this Current Report), are the beneficial owners of 71.60% of the outstanding shares of our Common Stock, have deposited in escrow 5,580,000 of their shares of Common Stock to secure the Company’s obligation to meet the net profit targets for 2007 and 2008.

Post-Closing Matters

Pursuant to the Securities Purchase Agreement, the Registration Rights Agreement and the Lockup Agreement, the Company is also obligated to take certain post-closing actions, including:

(a)
Board of Directors. Within 120 days following the closing, the Company is required to nominate a five-member, independent Board of Directors of the Company, as defined under the Nasdaq Marketplace Rules, and to take all actions and obtain all authorizations, consents and approvals as are required to be obtained in order to effect the election of those nominees. See Item 2.01 - “Directors and Executive Officers,” - “Our Directors and Executive Officers” of this Current Report.

(b)
Reduction of Shares of Authorized Common Stock. Within 120 days following the closing, we are required to take all actions and obtain all consents, authorizations and approvals as are required to be obtained in order to effect a one share for one hundred shares (1:100) reduction of the number of shares of Common Stock authorized in our Articles of Incorporation (the “Authorized Share Reduction”). In connection with the Authorized Share Reduction, the Company will file with the SEC and mail to our shareholders an Information Statement on Schedule 14C. The Company will file the certificate of amendment to its Articles of Incorporation with the Office of the Secretary of State of Nevada not less than 20, nor more than 25, days after it mails the Information Statement to our shareholders. Under applicable SEC regulations, the Company may not file the certificate of amendment until 20 days after the Information Statement is distributed to our shareholders

(c)
Filing of Registration Statement. Within 45 days of the closing (the “Filing Date”), the Company is obligated to file a registration statement with the SEC covering and registering for re-sale all of the Common Stock offered and sold in the Private Placement. If a registration statement is not filed by the Filing Date, we will be obligated to pay the Investors liquidated damages equal in amount to one percent (1%) of the principal amount subscribed for by the Investors for each month (or part thereof) after the Filing Date until the registration statement is filed (“Filing Damages”).

If the registration statement is not declared effective by the SEC within 150 days after the closing (the “Effective Date”), we will be obligated to pay further liquidated damages to the Investors equal in amount to one percent (1%) of the principal amount subscribed for by the Investors for each month (or part thereof) after the Effective Date until the registration statement is filed (“Effectiveness Damages”).

The aggregate of Filing Damages and Effectiveness Damages is capped at ten percent (10%).

(d)
Lock-Up Agreement. Under the Lockup Agreement, the Company’s directors and executive officers each agree not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, sell short, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock, or enter into any swap or other arrangement that transfers any economic consequences of ownership of Common Stock for a period of one (1) year following the effective date of the registration statement.

(e)
Professionals. We have agreed to hire within 30 days of the closing: (i) CCG Elite, Hayden Communications or Integrated Corporate Relations as our investor relations advisors; (ii) Jimmy Cheung as the Company’s auditors; and (iii) Bryan Cave LLP as counsel to complete post-closing matters.

(f)
Completion of Restructuring. Commencing at the closing, the Company, Dalian Innomind and RINO will use their best efforts to complete in all respects the restructuring and related transactions contemplated by the Restructuring Agreements, as more fully described in Item 1.01 under “Restructuring Agreements to Acquire RINO’s Operating Business.”

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 5, 2007, we acquired all of the outstanding capital stock of Innomind as described in Item 1.01 under the caption “The Share Exchange Agreement and the Issuance of Common Stock to the Former Sole Stockholder of Innomind.” Innomind is a holding company for Dalian Innomind, which is a wholly foreign-owned enterprise (or “WFOE”) under PRC law, by virtue of its status as a wholly-owned subsidiary of Innomind. As more fully described in Item 1.01 under “Restructuring Agreements to Acquire RINO’s Operating Business,” through Dalian Innomind and the Restructuring Agreements the Company acquired substantially all of the operations and business of RINO.

As a result of these transactions, the Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934 (the “Exchange Act”).

Our Corporate Structure

As set forth in the following diagram, following our acquisition of Innomind and upon completion of the RINO restructuring as contemplated in the Restructuring Agreements, Innomind is now our direct, wholly-owned subsidiary and Dalian Innomind is a wholly-owned subsidiary of Innomind. Dalian Innomind has control over RINO’s remaining operations and financial affairs through the Restructuring Agreements.

BUSINESS

Our History

The Company was originally incorporated in Minnesota in 1984 as Applied Biometrics, Inc., for the purpose of developing and marketing a cardiac output monitoring system. In August, 2000, we determined that the Company would be unable to complete the development of its primary product, and thereupon ceased its business operations. In connection with terminating our business operations, in August, 2000, the Company’s CEO resigned, all employees were laid off and all but two of the Company’s directors resigned. During the latter part of 2000 we wound down our operations, eliminated most expenses and negotiated the termination or satisfaction of all of the Company’s obligations.

On May 14, 2002, the Company filed a Form 15 with the SEC and ceased being a reporting company under the Exchange Act.

At a special meeting of the shareholders held on August 4, 2005, the Company’s shareholders voted to adopt a plan of complete liquidation and dissolution of the Company (the “Plan”). After that shareholder vote, but before the Company’s remaining funds were distributed, on October 20, 2005, Glenn A. Little (“Little”) contacted the Company and proposed a reorganization that consisted of: (i) revoking the Plan; (ii) Little lending $100,000 to the Company (the “Loan”) pursuant to a convertible promissory note (the “Convertible Note”); (iii) a one-time distribution of all of the Company’s assets (including $75,000 of the Loan) to all of our shareholders other than Little; and (iv) amending the Company’s Articles of Incorporation to increase the authorized capital in order to permit the conversion of the Convertible Note. At a special shareholders’ meeting held on February 8, 2006, Little’s proposal was approved, and the Convertible Note was subsequently converted to 10,000,000 shares of the Company’s Common Stock. As a result, Little became the Company’s majority shareholder with 64.1% of the issued and outstanding shares.

At a special shareholders’ meeting held on October 18, 2006, the shareholders voted to approve a proposal to change the Company’s state of incorporation from Minnesota to Nevada, and to authorize the board of directors to change the Company’s name from “Applied Biometrics, Inc.” to such other name as the board may deem appropriate. In January 2007 the Company (still named Applied Biometrics) merged with and into its wholly owned subsidiary, Jade Mountain Corporation (a Nevada corporation), in order to effect a change of domicile from Minnesota to Nevada. The Company’s name became Jade Mountain Corporation.

By written consent of the holder of a majority of the outstanding shares of the Company’s common stock, on June 5, 2007, the shareholders authorized a one (1) for two hundred thousand (200,000) reverse stock split (with fractional shares rounded up to the nearest whole number), which was effectuated on July 16, 2007.

On August 31, 2007, the Company’s Board of Directors authorized an amendment to its Articles of Incorporation to: (i) increase the number of its authorized shares of Common Stock from 100,000,000 shares, par value $.0001 per share, to 10,000,000,000 shares, par value $.0001 per share (the “Authorized Share Increase”); and (ii) forward split its issued and outstanding Common Stock on a one hundred (100) shares for one (1) share basis (the “Forward Split”). Under Nevada law, neither the Authorized Share Increase nor the Forward Split required the approval of the Company’s shareholders.

On October 5, 2007, the Company acquired Innomind, as discussed in Item 2.01 of this Current Report.

Organizational History of Innomind and Dalian Innomind

Innomind. Innomind Group Limited (“Innomind”) was incorporated under the laws of the British Virgin Islands on November 17, 2006. Until the consummation of the Share Exchange (see Item 1.01 - “Entry into a Material Definitive Agreement,” - “The Share Exchange Agreement and the Issuance of Common Stock to the Former Sole Stockholder of Innomind” of this Current Report), Innomind’s sole shareholder was Zhang Ze.

Dalian Innomind. On July 3, 2007, Innomind Group Limited incorporated Dalian Innomind Environment Engineering Co., Ltd. (“Dalian Innomind”) under the laws of the Peoples’ Republic of China (the “PRC”). All of Dalian Innomind’s outstanding capital stock is held by Innomind Group Limited, and by virtue of such ownership Dalian Innomind is a “wholly foreign owned enterprise (“WFOE”) under PRC law.

Organizational History of RINO

Dalian Rino Engineering Science and Technology Co., Ltd. (“RINO”) was formed on March 5, 2003, under PRC law. Its initial registered capital was RMB 7,000,000 (approximately US $922,327), which was increased to RMB 30,500,000 (approximately US $4,018,711) on April 18, 2006. RINO is owned by its two founders, Zou Dejun (90%) and his wife, Qiu Jianping (10%). Since its founding, RINO has been engaged in developing, marketing and selling its three principal products: the Lamella Inclined Tube Settler Wastewater Treatment System, the Circulating Fluidized Bed Flue Gas Desulphurization System, and the High Temperature Hot Rolled Steel Anti-oxidation System.

Overview of the Business

This section discusses the business of RINO (the “Business”) which has been acquired by the Company. The Company currently operates the Business through RINO until the completion of the transactions contemplated by the Restructuring Agreements. While the Restructuring Agreements were entered into and closed on October 5, 2007, not all of the transactions contemplated by them have been consummated and, consequently, Dalian Innomind has not yet assumed full operations control of the Business. This section assumes we will accomplish the filings and obtain the approvals and registrations necessary for Dalian Innomind to have full operations and management control of the Business. We expect these steps will be completed within 25 days after the date of this Current Report. However, see "Risk Factors” - “Risks Related to the Restructuring Agreements,” - “We may not obtain all approvals required to operate the business acquired pursuant to the Restructuring Agreements."

RINO is an industrial technology-based, PRC environmental protection and remediation company. Its Business consists of designing, manufacturing, installing and servicing wastewater treatment and exhaust emission desulphurization equipment principally for use in China’s iron and steel industry, and de-oxidation products and equipment designed for use in the manufacture of hot rolled steel plate products. All of RINO’s products are custom-built for specific project installations, and RINO executes supply contracts during the design phase of its projects. RINO’s products are all designed to reduce either or both industrial pollution and energy utilization, and comply with ISO 9001 Quality Management System and ISO 14001 Environment Management System requirements, for which RINO received certificates in 2004.

Since 1978, the PRC has undergone a substantial economic transformation and rapid economic growth, becoming the world’s fifth largest national economy, with the world’s largest and most rapidly growing iron and steel market. Through its continuous focus on nation-wide economic development, China’s overall industrial pollution output has become a central issue for the national government, and a priority in the PRC’s eleventh five-year plan. For example, in 2006 China’s industrial enterprises emitted 25.9 million tons of sulphur dioxide, the principal cause of “acid-rain,” and the PRC has become the world’s largest emitter of sulphur dioxide pollution. As a consequence of this and other industrially-based environmental challenges, RINO’s customer base - the Chinese iron and steel industry - faces governmental mandates to decrease or eliminate water pollution and sulphur emissions, which are key applications for our technologies.

Accordingly, environmental protection and remediation is a relatively new industry in the PRC. Nonetheless, like the Chinese economy, it is rapidly growing - with an estimated, 2007 waste water remediation market of $226 million, and an estimated, 2007 desulphurization market of $770 million. Further, the market for RINO’s products is highly regulated by the central PRC government, with specific pollution output targets for industrial enterprises. For this reason, we believe that the demand for RINO’s products is predictable, and will follow the growth of the PRC’s iron and steel industry and government-mandated pollution control standards that are being made more stringent annually.

We also believe that RINO’s revenue and profitability growth to date arises from these same factors. Gross revenues and net profit for 2005 were $3,590,000 and $280,000, respectively, and expanded to $10,310,000 and $3,150,000 in 2006. For 2007, we forecast estimated gross revenues of approximately $58,000,000 and an estimated net profit of approximately $17,800,000.

Principal Products

RINO has three principal products and product lines: the “Lamella Inclined Tube Settler Waste Water Treatment System,” the “Circulating, Fluidized Bed, Flue Gas Desulphurization System,” and the “High Temperature Anti-Oxidation System for Hot Rolled Steel.”

Lamella Inclined Tube Settler Wastewater Treatment System. The Lamella Inclined Tube Settler Wastewater Treatment System (the “Lamella Wastewater System”) is a highly efficient, comprehensive industrial waste water treatment system utilizing proprietary and patented technology developed solely by RINO. The technology has received numerous regional and national design awards, and has been successfully installed and used at some of the largest steel mills in China, including Jinan Iron & Steel Group Co., Ltd., Benxi Iron & Steel (Group) Co., Ltd., Handan Iron & Steel Group Co., Ltd., Tianjin Tiangang Group Co., Ltd., Shijiazhuang Iron & Steel Group Co., Ltd.,Panzhihua Iron & Steel Group Co., Ltd., and Anyang Iron & Steel Group Co., Ltd.

For more information about the Lamella Wastewater System technology, see Item 2.01 - “Completion of Acquisition or Disposition of Assets” - “Business,” - “Technology and Products” of this Current Report.

Circulating, Fluidized Bed, Flue Gas Desulphurization System. The Circulating, Fluidized Bed, Flue Gas Desulphurization System (the “Desulphurization System”) is a highly effective system to remove particulate sulphur from sinter and flue gas emissions of steel mills, and the resulting discharge from the system meets all relevant PRC air pollution standards.

The Desulphurization System utilizes proprietary technology jointly developed by RINO and the Chinese Academy of Sciences. On May 18, 2007, RINO acquired the intellectual property rights to this technology (including the right to patent the same) from the Chinese Academy of Sciences for RMB 1,000,000.

As of August 27, 2007: (i) the Desulphurization System was in the process of being installed in seven steel mills, with contract prices totaling approximately $22 million; (ii) we executed a contract with Shengfeng Iron and Steel Co., Ltd., for a large Desulphurization System at a contract price of $5,642,143; and (iii) we executed a contract with Jinan Iron and Steel Co., Ltd., for Flue Gas Desulphurization System accessories at a contract price of $1,307,190.

For more information about the Desulphurization System, see Item 2.01 - “Completion of Acquisition or Disposition of Assets” - “Business,” - Technology and Products” of this Current Report.

High Temperature Anti-Oxidation System for Hot Rolled Steel (the “Anti-Oxidation System”). This is a set of products and a mechanized system, jointly developed by RINO and the Chinese Academy of Sciences, to substantially reduce oxidation-related output losses in the production of continuous cast, hot rolled steel. Importantly, the system operates at significantly higher product temperatures than its competitors, thereby increasing its general utility and its range of steel product applications. In March, 2006, RINO acquired the technology from the Chinese Academy of Sciences under an agreement that provides for the co-ownership of the intellectual property rights to the formula for the anti-oxidizing paint used in the system and to the spray system for applying the paint, co-ownership of any patents granted, and the transfer to RINO of all commercialization rights.

As of August 15, 2007, the Anti-Oxidation System is in the process of being installed at Jinan Iron & Steel Co., Ltd., and Benxi Iron & Steel Co., Ltd., in China at an aggregate contract price of $1,947,000, and negotiations are being held for: (i) three additional installations (Kunming Iron & Steel, Wuhan Iron & Steel and Nanjing Iron & Steel) with an expected aggregate contract price of $1,298,702; and (ii) supply of anti-oxidizing paint (Jinan Iron & Steel Co., Ltd.) at a contract price of $156,416.

For more information about the Anti-Oxidation System, see Item 2.01 - “Completion of Acquisition or Disposition of Assets” - “Business,” - Technology and Products” of this Current Report.

The Company believes that RINO’s products and Business have a number of key, competitive advantages that include:

•
The Lamella Wastewater System, Desulphurization System and the Anti-Oxidation System are all manufactured in the PRC, and, therefore, benefit from favorable labor costs and industry incentives that afford RINO a significant price advantage over its international competitors.

•	Based on available industry data for the PRC, we believe that RINO presently is an industry leader in steel mill waste water decontamination, with a present, 10% market share.

•	The China market for RINO’s products and technology (the iron and steel industry) is the fastest growing such market in the world.

•	RINO’s technologies gives it significant installation and operating cost advantages as compared to other suppliers of similarly-targeted environmental protection and pollution control equipment.

•	All of RINO’s manufacturing facilities are ISO 9001 and ISO 14001 certified, and all of RINO’s products meet or exceed PRC and international quality standards.

Additional Line of Business

In addition to the environmental remediation and protection systems above, RINO has since late 2005 filled “down time” on its own, proprietary production with contract machining for third-party industrial enterprises.

The specialized heavy machinery and equipment that we use to produce our Lamella Wastewater System, Gas Desulphurization System, and Anti-Oxidation System also provides us with a substantial capacity to undertake the processing of large, high-precision and advanced structures from areas outside of northeast China. To this end, RINO established and the Company maintains strategic cooperation relationships with Dalian Heavy Industry (Zhonggong) and China First Heavy Industries with which we contract to provide production time on our heavier machine tools, during “down time” on our own production. Since 2005, such contract manufacturing business provided RINO with $3.24 million (or 22.48%) of its cumulative gross revenues, and $1.83 million (or 29.24%) of its cumulative gross profits.

The Company expects that as sales of its own products increase, we will reduce or eliminate contracting the use of our machines and equipment to third parties.

Environmental Challenges in the PRC

China currently is in the midst of extraordinarily rapid economic growth and reform that is closely tied to its pace of industrial development. In 2004, the PRC’s total industrial output reached RMB 7,238.7 billion (US $934 billion). Since 1978, China’s real GDP has grown at an average rate of approximately 11.3% per year, while its share of world trade has risen from less than 1% to almost 8% in the same timeframe. Foreign trade growth has averaged nearly 15% over the same period, or more than 2,700% in the aggregate. Over the last decade the PRC has become a preferred destination for direct foreign investment, and in 2005 attracted $72.4 billion in foreign direct investment, according to the Chinese Ministry of Commerce. China also is competitive in many advanced technologies and continues to be a preferred destination for the relocation of global manufacturing facilities in virtually every manufacturing sector. China is now the fifth largest economy and the third largest trader in the world.

With the PRC’s rapid industrial expansion has come its inevitable by-product: industrially generated pollution of water, the air and the environment, generally. It is estimated that approximately 80% of China’s environmental pollution results from industry-produced solid waste, waste water and waste gas emissions. During the 1990’s the extent of and dangers posed by China’s increasing levels of environmental pollution became widely perceived and developed into a priority for the PRC’s central government. During the 2000-2005 period, China expended over $90 billion on environmental protection efforts. For the new, eleventh five-year plan (2006-2010), the PRC is expected to spend approximately $193 billion on such efforts. The reduction or elimination of waste water and airborne pollutants has become a key element in the country’s next five year economic plan.

PRC Markets for RINO’s Products and Technologies

Waste Water Remediation. China is a country with limited water resources, with approximately 2,200 cubic meters per person, or one-fourth the world average. Conservation through the improvement of usage efficiency is the fundamental way to resolve this tension between water supply and demand. China’s very high rate of industrial water consumption (as compared to that of developed countries) offers great potential for water conservation and re-usage programs. RINO’s principal target market, the iron & steel industry, consumes large quantities of water by the nature of the processes employed, and, therefore, has an inherent need to increase efficiency and thereby reduce its usage costs, as well as reclamation costs and governmental penalties.

Today, there are approximately 730 blast furnaces over 300 cubic meters in size operating in China. Of these, 470 have already adopted wastewater treatment facilities utilizing older, coal gas washing techniques, while 260 have no wastewater treatment whatsoever. The average cost of equipment for wastewater treatment of a blast furnace of this size is $2,000,000. Additionally, there are 670 steel-making converters in China with a capacity of over 75 tons. 340 of these converters have existing coal gas wastewater treatment equipment, while 330 converters have no wastewater treatment facilities whatsoever. The average cost of equipment for a converter of this size is $1,700,000. The PRC government has mandated that all blast furnaces and converters have wastewater treatment facilities in place within five years. Accordingly, these mandates have created a $216 million annual market for at least each of the next five years. The following chart illustrates this demand level and values.

Available Market - 11th Five Year Plan Requirement

	Blast Furnaces	Converters

Total	730	670
Converted	470	340
Untreated	260	330

Avg. Cost/unit	$2,000,000	$1,700,000
#/year	52	66
Annual Market	$104,000,000	$112,200,000
5 Year Market	$520,000,000	$561,000,000

In addition to the blast furnaces and converters with no wastewater treatment facilities, we believe that there is a large replacement market potential for those operations that utilize coal gas washing techniques. This is older technology introduced by the former Soviet Union in the late 1970s and applied in iron & steel industry in the 1980s. Compared with RINO’s proprietary Lamella Wastewater System technology, coal gas washing has lower throughput capability, a much larger footprint and involves large maintenance requirements and expenses. Based on its market research with its end- use customers as well as market investigation with other iron & steel foundries and mills, as illustrated in the following chart, RINO believes there is a substantial need to replace this aging technology, thereby creating an additional $87,900,000 market for blast furnace and converter retrofits.

	Blast Furnaces	Converters

Total	470	340

Avg. Cost/unit	$2,000,000	$1,700,000
#/year	21	27
Annual Market	$42,000,000	$45,900,000

 The following chart illustrates RINO’s forecasted, 10 year market for wastewater treatment equipment in China, generally, and for RINO’s Lamella Wastewater System, specifically.

Wastewater market

Year	water million mts	# of furnace above 300cbm	# of converters above 50mts	# of tanks	average unit price ($ millions)	total market Value $ millions
2005	4,594	350	175	5,244	$0.13	$677
2006	4,667	356	180	5,328	$0.13	$687
2007	4,741	362	185	5,412	$0.13	$698
2008	4,804	368	189	5,484	$0.13	$708
2009	4,867	374	193	5,556	$0.13	$717
2010	4,920	380	197	5,616	$0.13	$725
2011	4,972	386	201	5,676	$0.13	$732
2012	5,025	391	205	5,736	$0.13	$740
2013	5,077	396	209	5,796	$0.13	$748
2014	5,130	401	213	5,856	$0.13	$756
2015	5,182	406	217	5,916	$0.13	$763

RINO market share

Year	capacity water million mts	total # of tanks	new # of tanks	unit price ($ millions)	annually revenue ($ millions)	revenue accumulated ($ millions)	% of total penetrated market
2005	103	118	24	$0.15	$3.61	$3.61	0.53%
2006	149	170	52	$0.13	$6.58	$10.19	1.48%
2007	223	254	84	$0.13	$10.84	$21.03	3.01%
2008	300	342	88	$0.13	$11.35	$32.39	4.58%
2009	405	462	120	$0.13	$15.48	$47.87	6.68%
2010	510	582	120	$0.13	$15.48	$63.35	8.74%
2011	601	686	104	$0.13	$13.42	$76.77	10.48%
2012	676	772	86	$0.13	$11.10	$87.87	11.87%
2013	752	858	86	$0.13	$11.10	$98.97	13.23%
2014	827	944	86	$0.13	$11.10	$110.06	14.57%
2015	902	1,030	86	$0.13	$11.10	$121.16	15.87%

Desulphurization Technology. In China, the main cause of airborne pollution is sulfur dioxide emissions from coal. According to joint research by the Chinese Institute of Environmental Science and Xinghua University, sulphur dioxide-caused acid rain annually costs China over $13.3 billion in various losses, and atmospheric pollution results in an annual loss equivalent to two or three percent of China's GDP.

In 2005, the Chinese iron & steel industry discharged 1.24 million metric tons of sulphur dioxide into the atmosphere. Decades of lightly monitored growth in this industry sector, with little or no consequences attached to sulphur dioxide emissions, combined with mandatory, industry-wide sulphur dioxide reductions over the next five years, presents the industry with a pressing need to remediate these emissions from iron & steel sinters.

Over the next five years, coal-fired sinters and other like furnace operations must install desulphurization facilities or face stiff, monthly penalties or, possibly, shut down their operations. We believe that, because RINO’s Circulating, Fluidized Bed, Flue Gas Desulphurization System is the only sinter process equipment that is specifically designed for flue gas desulphurization applications that are larger than 90 square meters - the standard size for sinter operations in the PRC iron & steel industry - RINO has a substantial competitive advantage over its international competitors.

Today, there are more than 165 coal fired sinter processes in China without flue gas desulphurization equipment (and this number is expected to rise to over 200 by 2010). As illustrated by the following Chart, over the next five years, this translates into a cumulative market for RINO’s desulphurization technology of over $267 million. We plan to penetrate this market aggressively by marketing the Circulating, Fluidized Bed, Flue Gas Desulphurization System as a turn-key solution for the China iron & steel industry’s sulphur dioxide emissions problems.

De-sulphurization

	total market size - RINO			RINO market share
Year	# of sinter above 90sqm	average price of Equipment ($ millions)	total market Value $ millions	# of sinter above 90sqm	Equip. avg price of ($ millions)	Annual revenue ($ millions)	Accumulated revenue ($ millions)	% of total penetrated market
2005	142	$7.74	$1,099					0.00%
2006	154	$7.74	$1,192					0.00%
2007	165	$7.74	$1,277	8	$7.74	$61.94	$61.94	4.85%
2008	176	$7.74	$1,363	8	$7.10	$56.77	$118.71	8.71%
2009	187	$7.74	$1,448	8	$7.10	$56.77	$175.48	12.12%
2010	198	$7.74	$1,533	7	$7.10	$49.68	$225.16	14.69%
2011	209	$7.74	$1,618	6	$7.10	$42.58	$267.74	16.55%
2012	220	$7.74	$1,703	6	$7.10	$42.58	$310.32	18.22%
2013	231	$7.74	$1,788	6	$7.10	$42.58	$352.90	19.73%
2014	242	$7.74	$1,874	6	$7.10	$42.58	$395.48	21.11%
2015	253	$7.74	$1,959	6	$7.10	$42.58	$438.06	22.36%

To date, one of RINO’s Desulphurization Systems has been installed at Jinan Iron & Steel Co., contracted-for systems are being manufactured for installation in December, 2007, at Jinan Iron & Steel and Panzhihua Iron & Steel, a $5,642,143 contract has been entered into for a large-scale Desulphurization System at Shengfeng Iron & Steel, a $1,307,190 contract has been entered into for desulphurization accessories at Jinan Iron & Steel, and the commercial terms for contracts with Handan Iron & Steel, Chongqing Iron & Steel and Kunming Iron & Steel are being negotiated.

Anti-Oxidation Technology. The oxidation of hot rolled steel results, on average, in the loss of 3% of finished product. Although a number of U.S. and European anti-oxidation systems are available internationally, the high costs of the paints and coatings they use, as well as their ineffectiveness at high temperatures, have limited their application and utility to low temperature, specialty steel products. The suppliers of these anti oxidation systems include America Advanced Technical Products, ATP Metallurgical, Duffy, Condursal, and Berktekt. Because of the high cost of usage, these paint/coating systems are all applied on only specialty steel and additionally, have limitations of low temperature application - they cannot be used on-line.

Importantly, the temperature range limitations of these systems prevent them from being used “on-line” in the high temperature ranges of hot rolled steel products, which historically account for over 90% of the PRC’s crude steel production. China is expected to produce approximately 460 million tons of steel in 2007, of which the expected output of hot rolled steel is forecasted at 438 million tons. On this basis, it can be expected that, if not treated, China will lose approximately 13.1 million tons from its forecasted 2007 hot rolled steel production - a volume that is equal to a large steel producer’s output of an entire year. Unlike its international competition, the RINO Anti-Oxidation System is specifically designed to embody less costly paint and to operate effectively at temperatures ranging from 600° - 1,000° C - the environment of hot rolled steel plate. Based on the confirmed results of RINO’s installation of its de-oxidation equipment and technology at Jinan Iron & Steel in 2007, we believe that the RINO Anti-Oxidation System will reduce hot rolled steel oxidation loss by a minimum of 60%. This would result in a potential increase of 7.9 million tons of China’s projected 2007 output, and commensurate savings in coal (6.3 million tons) and water (79 million tons) consumption for processing and throughput.

As shown in the following table, using the PRC hot rolled steel forecast for 2007 as a benchmark, we estimate that the full application of RINO’s Anti-Oxidation System to that projected production output would result in approximately $551,880,000 in water and cost savings per year.

2007 Anit-oxidation Savings

		Calculation
Hot Rolled Steel Output - tons	438,000,000
Avg. Oxidation rate	3%	13,140,000 tons
RINO System Efficiency	60%	7,884,000 tons
H2O and Coal Cost/ton	$70
Savings/year	$551,880,000

With these factors in mind, we believe that RINO’s Hot Rolled Steel De-oxidation System can achieve a significant degree of penetration in the PRC market, as it addresses a domestic production need which is beyond the applicability of presently available U.S. and European technologies and systems. The following tables illustrate our projected, multi-year scope of the Chinese market and the revenues that we project from PRC sales.

De-oxidation paint market

Year	heat rolling steel (million tons)	# of heat rolling lines	annual paint consumption (tons/installation)	total annual paint consumption (million tons)	average price ($/ton)	total market Value ($ millions)
2005	380	474	1,250	0.59	$1,264.52	$749.23
2006	438	474	1,250	0.59	$1,264.52	$749.23
2007	438	474	1,250	0.59	$1,264.52	$749.23
2008	438	474	1,250	0.59	$1,264.52	$749.23
2009	438	474	1,250	0.59	$1,264.52	$749.23
2010	438	474	1,250	0.59	$1,264.52	$749.23
2011	438	474	1,250	0.59	$1,264.52	$749.23
2012	438	474	1,250	0.59	$1,264.52	$749.23
2013	438	474	1,250	0.59	$1,264.52	$749.23
2014	438	474	1,250	0.59	$1,264.52	$749.23
2015	438	474	1,250	0.59	$1,264.52	$749.23

RINO market share

Year	# of annually installed equipments	# of accumulated installed equipments	annual paint consumption (mt/equipment)	annually sales of paint(mts)	average price ($/mt)	annual revenue $ millions	% by consumption
2005				0		0	0%
2006				0		0	0%
2007	10	10	1,250	6,250	1,265	7.90	1%
2008	30	40	1,250	31,250	1,265	39.52	5%
2009	35	75	1,250	71,875	1,265	90.89	12%
2010	40	115	1,000	95,000	1,265	120.13	16%
2011	45	160	1,000	137,500	1,265	173.87	23%
2012	40	200	1,000	180,000	1,265	227.61	30%
2013	35	235	1,000	217,500	1,265	275.03	37%
2014	30	265	1,000	250,000	1,265	316.13	42%
2015	25	290	1,000	277,500	1,265	350.90	47%

Technology and Products

Lamella Inclined Tube Settler Wastewater Treatment System. RINO’s core product (the “Lamella Wastewater System”) is a highly efficient wastewater treatment system that incorporates our proprietary and patented ‘Lamella Inclined Tube Settler’ wastewater treatment technology. The Lamella Wastewater System is among the most technologically advanced wastewater treatment systems presently in use in China’s iron and steel industry. It includes industrial water treatment equipment, complete sets of effluent-condensing equipment, highly efficient solid and liquid abstraction dewatering equipment and coal gas dust removal and cleaning equipment. The Lamella Wastewater System has been successfully installed in some of the largest steel mills in the PRC which include, but are not limited to, installations at Jinan Iron and Steel Group, Co., Ltd.; Benxi Iron & Steel (Group) Co., Ltd.; Handan Iron & Steel Group Co. Ltd.; Tianjin Tiangang Group Co. Ltd.; Shijiazhuang Iron & Steel Group Co., Ltd.; Panzhihua Iron & Steel Group Co. Ltd.; and Anyang Iron & Steel Group Co. Ltd. For more information, please see Item 2.01 - “Completion of Acquisition or Disposition of Assets” - “Business,” - “Intellectual Property,” - “Lamella Wastewater System” of this Current Report.

Our combination of proprietary system design and patented technology allows wastewater to flow through the system in layers while at the same time settling particulate matter without disturbing the water flow. Operating results of the above, Lamella Wastewater System installations, show that RINO’s technology improves the stability of the settling deposition, increases the available settling area, shortens the settling distance for waste particles, reduces the settling time, and results in particle removal efficiency rates of up to 99%. After treatment with our technology and system, coal gas wastewater and wastewater containing iron mineral powder can be reused and returned to the production process without further treatment. This lowers the overall use of industrial water for the enterprises utilizing our technology, reduces the output of solid industrial waste, and improves the efficient use of resources

Compared with alternative inclined plate technology, RINO’s product has several important advantages as shown in the following table:

Normal Inclined Plate Settling Pool	Lamella Inclined Tube Settler

Water power staying time 30 min, surface load 3m3/m2·h, small volume, small space use coefficient, short waterpower process (with short current in winter).	Water power staying time 45 min with surface load 8m3/㎡·h, large use coefficient, long water power process.

First settling, is not fit for a wide range wave of floats, affected by the stability and effect of the water outlet	Tertiary settling (with sludge abstraction collection system in every layer) anti-pump load, no interference between water inlet and sludge outlet, water outlet stable.

Water inlet float content: SS3000~5000mg/L, water outlet float content: SS100~200 mg/L, low treatment efficiency.	Water inlet float content: SS3000~16000mg/L water outlet float content: SS50~80 mg/L, high treatment efficiency.

Inclined plate, inclining angle 60 degree, small settling deposition area.
Inclined plate, inclined tube inclining angle 45[0], results show that the smaller the inclining angle of the inclined tube or plate, the smaller the settling particles removed, the higher settling efficiency for removal of particulate matter.

Adopt glass steel and compound Nylon Ether ketone, easy to age degrade and become clogged with sludge, needs to be changed often, has high operation and maintenance costs.	Compound new material plate, PP inner Surface Coating, resistant corrosion, smooth and clean surface, minimal sludge collection.

Small sludge abstraction area, bad sludge water abstraction efficiency, short life cycle of the sludge outlet, high and unstable water content of sludge, adds difficulty to the next sludge treatment process.

With sludge water abstraction area and dust collection transmission device, long sludge outlet circle, special sludge disposal equipment sludge outlet, lower water content of sludge, convenient for new process to recycle.

Normal Inclined Plate Settling Pool	Lamella Inclined Tube Settler

The low carbon steel structures - such as pool surface frame - exposed to humidity and high temperature, easily corrode, which greatly reduces the life of equipment.	Lamella Inclined Tube Settler system is enclosed, the high humidity of the tank will not cause corrosion of the equipment.

Occupies large area - large footprint, strict requirement for placement.	Occupying small area - small footprint - equipment can save over 30% area to treat same amount of water and is flexible for installation.

Complicated system technique, a lot of equipment configuration, a lot of maintenance, not convenient to use with automated control, often creates secondary pollution.	Short technical process, simple equipment, low failure rate - high MTBF, easy maintenance, highly automated, low operational cost, closed-end circulating treatment, without secondary pollution.

Circulating Fluidized Bed Flue Gas Desulphurization System. Our Circulating Fluidized Bed Flue Gas Desulphurization system (the “Desulphurization System”) is a joint development of RINO and the Research Institute of the Chinese Academy of Sciences (originally the Chemical Metallurgy Research Institute of Chinese Academy of Sciences). The Desulphurization System is new proprietary technology consisting of a desulphurization agent inlet system, circulating fluidized bed desulphurization reactor, dust removal system, desulphurization dust removal treatment system, desulphurization wind pump system, monitoring system, electrical control system, and smoke flue system. For more information, please see Item 2.01 - “Completion of Acquisition or Disposition of Assets” - “Business,” - “Intellectual Property,” - “Desulphurization System” of this Current Report.

Our Desulphurization System effectively treats the sulphur dioxide emitted from iron and steel industry sintering (a process in which sulphur and other impurities are removed from iron ore by heating, without melting, pulverized iron ore). The flue gasses that result from sintering contain sulphur dioxide which reacts with atmospheric water and oxygen to produce sulphuric acid that precipitates as “acid rain.”

The discharge that results from our Desulphurization System meets all applicable air pollution standards.

RINO’s Desulphurization System technology has significant technical advantages as compared with other desulphurization techniques:

1)	The system overcomes surface contamination and sludge buildup.

2)	The system allows desulphurization reagents to stay freshly active for upto 30 minutes, enabling the ratio of limestone reaction to reach 99%.

3)	The system produces high desulphurization rates. For coal with a high (i.e., 6%) sulphur content, desulphurization rates can reach 92%.

4)	Infrastructure investment is relatively low, the equipment’s footprint is relatively small, and specially trained personnel are not needed to operate and maintain the equipment. In sum:

•	Lower installation costs

•	Less floor space - small footprint

•	Heavy duty construction

•	Automated process control

 Although RINO has concentrated, and the Company will continue to concentrate, its marketing and sales efforts for this system in the PRC iron and steel industry, the technology also can be more widely used in fields such as metallurgy, electrical power generation, rubbish treatment, and others. Targeted for 2008-2009, we plan to expand our sales and marketing to such additional applications both in the PRC and internationally.

 High Temperature Anti-Oxidation System for Hot Rolled Steel. RINO’s high temperature de-oxidation system for hot rolled steel (the “Anti-Oxidation System”) is a joint development of RINO and the Research Institute of the Chinese Academy of Sciences (originally the Chemical Metallurgy Research Institute of Chinese Academy of Sciences). This is a new, high temperature plate casting anti-oxidation technology which is proprietary to RINO and patented. We believe that in design and technology the De-oxidation System is the only anti-oxidation process available for the iron and steel industry (both in the PRC and internationally) that can be applied in high temperature environments, and is a unique solution to the loss of production output due to high-temperature oxidation, which is a long-standing problem in the world-wide iron and steel industry. For more information, please see Item 2.01 - “Completion of Acquisition or Disposition of Assets” - “Business,” - “Intellectual Property,” - “Anti-Oxidation System” of this Current Report.

In the process of continuous cast, hot rolled steel, loss to oxidation ranges from 2% -5% on average. This translates into a loss of production output or throughput of 2%-5%. The phenomenon of oxidation in high-temperature steel production results in the waste of resources including water and energy, and additionally results in pollution. In the United States, Japan, and Europe, technology has been developed to ameliorate this problem, but the cost of the paint used in the process and the inability of the equipment to be utilized in high temperature environments limits its application to specialty steel products such as stainless steel, and silicon and carbide steel products. Because our De-oxidation System is specifically designed to work effectively with the high temperature, hot rolled steel that comprises approximately 90% of the PRC’s steel production and 90% of world-wide production, our technology has a far broader market both in China and internationally than is the case for competing systems and technologies.

The paint developed by RINO for use with its anti-oxidation equipment can be produced at relatively low cost, is usable in high temperature environments and is easily applied in a uniform manner. RINO’s paint can be directly sprayed onto hot steel slabs at temperatures of 600°-1000° C, thereby saving the increased costs and energy utilization that all other anti-oxidation equipment entails.

Our Anti-Oxidation System has been installed, tested and accepted by Jinan Iron & Steel Group Co.’ a major PRC steel manufacturer. The installation results show that the paint system fully conforms to the hot rolling mill environment, effectively reduces oxidation loss by 60%, saves energy, and increases production throughput.

Raw Materials Supply

For our principal raw materials, the Company presently has eleven PRC suppliers of the steel and steel products we use in manufacturing our wastewater, desulphurization and de-oxidation systems, of which five account for approximately 77% of our steel purchases. We purchase approximately 87% of our paints, cuttings and welding rods from two PRC suppliers, and rely on one supplier, Sichuan Huipusheng Industry Co., for our power supply cabinets. All of our providers of raw materials are carefully selected and qualified with respect to reputation, solvency, product quality and production capacity.

The following chart shows the Company’s principal materials suppliers:

Material	Supplier	% Supplied
Steels	Handan Xinteer Material & Energy-Saving Co., Ltd.	21.82%
	Handan Xindonglin Material & Trading Co., Ltd.	31.06%
	Dalian Kaisheng Economic & Trading Co., Ltd.	5.87%
	Dalian Yuande Material & Trading Co., Ltd.	2.71%
	Handan Yingyi Economic & Trading Co., Ltd.	6.12%
	Jinan Iron & Steel Co., Ltd.	14.85%
	Laiwu Sanxing Material Co., Ltd.	4.76%
	Handan Huifeng Iron Co., Ltd.	2.61%
	Dalian Huayi Iron & Steel Co., Ltd.	5.02%
	Shandong Qinghai Board Co., Ltd.	1.35%
	Shandong Fuxin Iron & Steel Co., Ltd.	2.00%
Power Supply Cabinets	Sichuan Huipusheng Industry Co., Ltd.	100.00%
Paints, cuttings &
Welding rods	Dalian Kaisheng Economic & Trading Co., Ltd.	34.75%
	Dalian Yuande Material & Trading Co., Ltd.	52.63%

Intellectual Property

 Waste Water Treatment Technology. We have three Chinese National patents for this product line in place currently. The patent numbers are: ZL 98 2 16778.4, ZL 03 211913.5 & ZL 03 111178.5.

 Anti-Oxidation Technology. We have two International invention patents (Patent # 1 PCT/CN2007/000339 & Patent # 2 PCT/CN2007/00568) in process and have applied for a 3rd International Patent.

 Desulphurization Technology. We are in the process of doing a prior art search that will determine if we can apply for patents in China or Internationally. If there is no prior art or existing patents, we will apply for both a PRC and International Patent.

Jurisdiction	Project description	Patent No.	Patent type	Authorization

China	Lamella Inclined Tube Settler	ZL98216778.4	Practical new	Granted

China	Sludge disposal equipment	ZL03211913.5	Practical new	Granted

China	Sewage comprehensive treatment system and method	ZL03111178.5	Invention patent	Granted

PCT International	One of the steel anti- oxidation paints and anti-oxidation method	PCT/CN2007/000339	Invention patent	Pending

PCT International	Inorganic compound bond for heat-resistant coat	PCT/CN2007/000568	Invention patent	Pending

PCT International	Dynamic process steel slab high temperature anti-oxidation painting technique and equipment		Invention patent	Applied

International patent applications are administered under the Patent Cooperation Treaty (the “PCT”). A PCT application covers all of the PCT member countries, which include most major industrialized countries. As of May 28, 2007, there were 137 member countries. The PRC became a member of the PCT in 1994.

There are two phases in a PCT application. The first phase is the International Phase. Under this Phase, an applicant like the Company can file an application using Chinese language in the PRC. Then it will have one year to claim the priority of its PRC filing date in other member countries. The main benefit of filing under the PCT instead of directly in the member countries is to allow an applicant to delay the “National Phase” filing in the member countries up to 30 months from the initial filing, which is 18 months more than the applicant would normally have when filing directly in foreign countries. During this International Phase, the applicant can gather more market information and have more time to make decisions about where to file patent applications. At the end of the International Phase period, it will enter the National Phase by filing national applications in each country in which the applicant desires a patent. The Trade-Related Aspects of Intellectual Property Rights (the “TRIPS”) determine the term of a patent applied under the PCT in the member countries.

 Trademark and Logo. The “RINO” trademark and associated logo are both registered by RINO in the PRC. Their perpetual, royalty-free use by Dalian Innomind is authorized as part of the Restructuring Agreements.

Other Intellectual Property Rights Protections in the PRC.

  In addition to patent protection law in the PRC, RINO also relies on contractual confidentiality provisions to protect its intellectual property rights and its brand. RINO’s research and development personnel and executive officers are subject to confidentiality agreements to keep our proprietary information confidential. In addition, they are subject to a three-year covenant not to compete following the termination of employment with our Company. Further, they agree that any work product belongs to our Company.

Customers

 Historical. The Company depends for its revenues on orders from a limited number of principal customers. Sales to RINO’s six largest customers accounted for approximately 90% and 88% of gross sales during the years ended December 31, 2006 and 2005, respectively.

		% Sales
Customer	Product	2005	2006

Jinan Iron & Steel Stock Co.	wastewater treatment; desulphurization	49%	41%
Jinan Iron & Steel Group, Ltd.	wastewater treatment	18%
Zhongyuan Saidi Stock Co.	wastewater treatment	16%
Anyang Iron & Steel Group Co., Ltd.	wastewater treatment	5%
Benxi Iron & Steel Co.	wastewater treatment		17%
First China Heavy Industries	contract manufacturing		32%

Total		88%	90%

 Current. As of August 27, 2007, we have an aggregate of $6,860,000 of Lamella Wastewater System contracts in progress.

users	applications	# of tanks
Jinan Iron & Steel Group Ltd.	coking factory	2
	furnace	24
	converter	8
	converter	12
	furnace	10
	furnace	12
	converter	24
Benxi Iron & Steel (Group) Co	converter	20
	converter	14
Handan Iron & Steel Group Co. Ltd.	converter	10
Tianjin Tiangang Group Co. Ltd	furnace	10
Shijiazhuang Iron & Steel Group Co., Ltd.	converter	8
Panzhihua Iron & Steel Group Co. Ltd.	converter	14
Anyang Iron & Steel Group Co. Ltd.	sintering	2
Total		170

On May 30, 2007, RINO successfully completed the initial installation and trial of its Desulphurization System for the 120m2 sintering process at Jinan Iron & Steel Group Ltd. As of August 27, 2007, we have outstanding contracts with Jinan Iron & Steel Co., Ltd., Panzhihua Iron & Steel Co., Ltd., Shengfeng Iron & Steel, and Jinming Co. for our Desulphurization System, representing an aggregate contract price of approximately $28,532,000. In January and February, 2007, RINO executed two contracts with Jinan Iron & Steel Co., Ltd., for the manufacture and installation of our De-oxidation System at an aggregate contract price of approximately $1,103,000. These contracts are expected to be completed by the end of August, 2007.

In addition, the Company presently is completing the contracting process for three Desulphurization System installations and three Anti-Oxidation System installations representing in the aggregate approximately $52 million in projected sales. These contracts are expected to be executed by December 31, 2007.

Given the cost of our Lamella Wastewater System, Desulphurization System and Anti-Oxidation System products, we believe that for the foreseeable future the Company will continue to rely on large customers for a substantial portion of its gross revenues. There are approximately 34 iron and steel companies in the PRC of a size and with annual production levels that make our products feasible for sale and installation. In order to expand our sales, the Company will have to capture increasing numbers of these potential customers for primary product sales, and aggressively cross-sell our products to each customer. We cannot assure you that these and similar efforts will be successful.

Competition

 Lamella Wastewater System. Prior to RINO’s introduction of its Lamella Wastewater System, the typical industrial wastewater treatment technology used in China relied on an inclined “plate settling pool” process. Such systems continue to be generally available in the PRC, and a substantial portion of them are self-installed by iron and steel companies. The Lamella Wastewater System’s advanced technology results in the following competitive advantages: lower installation cost; lower usage costs; increased throughput; smaller equipment footprint; and lower ongoing maintenance costs. We know of no comparable technology presently available in China, and we will emphasize the foregoing cost and efficiency advantages as we compete for customers.

 Desulphurization System. In the PRC the sulphur dioxide (a critical precursor to “acid rain”) emitted in flue gases from the sintering of iron during steel-making, is a major component of the environmental pollution that has followed China’s industrial expansion. Sintering is a step in steel-making, in which sulphur and other impurities are removed from raw iron by heating (without melting) pulverized iron ore. Removing the sulphur dioxide from a steel mill’s hot flue gas emissions is, therefore, a principal way of controlling acid rain.

Presently in China, major companies engaged in the desulphurization equipment market include: Beijing Guodian Longyuan Environmental Company, Zhejiang Feida Company, Fujian Longjing Environmental Company, Wuhan Kaidi Electric Power Company, Jiulong Electric Power Company, and Qinghua Tongfang Company. These companies have little or no production and installation experience in the iron and steel industry, and do not design or manufacture equipment that is applicable to sintering processes. RINO is the first company to design, manufacture and complete an iron and steel sinter machine desulphurization installation in the PRC. Accordingly, we do not expect to have any direct competitors in this sector for approximately 2-3 years - the minimum time necessary for potential competitors to complete product development.

 Anti-Oxidation System. We believe that the Company’s Anti-Oxidation System is unique and virtually without competition in the China market. We know of no entity other than the Company that is engaged in developing or supplying anti-oxidation technology that can operate on-line at the high temperatures (600° - 1,000° C) involved in hot rolled steel production - which represents 90% of China’s steel output. A number of anti-oxidation technologies are available internationally from suppliers that include : Advanced Technical Products Company, ATP Metallurgical Coatings, Duffy Company, Condursal and Berktekt. However, the high costs of the anti-oxidizing paints these technologies rely on, and most especially their ineffectiveness at high temperatures, have limited their market to specialty steels, and have made them ill-suited to China’s iron and steel industry.

Research and Development; Growth Strategy

In 2006, RINO expended approximately $65,359 for product research and development. The Company’s continuing research and development program is linked to our growth strategy directed towards 2009 and several years thereafter, during which time we will develop export markets for our products in the United States and Western Europe and seek to develop new applications for our products suited to and targeted at these new, international markets.

Accordingly, during the next three years the Company expects to invest approximately:

•	$490,000 in developing new applications of the Lamella Wastewater System technology for non-ferrous, chemical, urban and coking wastewater remediation;

•	$2.38 million in developing applications of the Desulphurization System technology for flue gas emissions in the chemical and non-ferrous metal industries; and

•
$1.83 million in adapting the Anti-Oxidation System technology to the production of specialty products, including silicon steel and steel alloys, that account for large portions of U.S. and European steel output and with respect to which our product’s low cost structure and high-temperature capabilities will give the Company a significant competitive advantage.

In conducting our research and development, the Company expects to continue its collaborative relationship with the Chinese Academy of Science, and also collaborate with Dalian Technology University.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this Report before deciding to invest in our common stock.

Risks Related to our Business

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

RINO began its operations in 2003. Our limited operating history in the environmental protection industry may not provide a meaningful basis on which to evaluate our business. Although RINO’s revenues have grown rapidly since its inception, we cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

•	maintain our cutting edge proprietary technology;

•	expand our product offerings and maintain the high quality of our products;

•	manage our expanding operations, including the integration of any future acquisitions;

•	obtain sufficient working capital to support our expansion and to fill customers’ orders in time;

•	maintain adequate control of our expenses;

•	implement our product development, marketing, sales, and acquisition strategies and adapt and modify them as needed;

•
anticipate and adapt to changing conditions in the iron and steel industry markets in which we operate as well as the impact of any changes in government regulation, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

We may encounter substantial competition in our business and our failure to compete effectively may adversely affect our ability to generate revenue.

We believe that existing and new competitors will continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

Our major competitors may be better able than we to successfully endure downturns in our industrial sector. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced in either case. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

Our inability to fund our capital expenditure requirements may adversely affect our growth and profitability.

Our continued growth is dependent upon our ability to raise capital from outside sources. Our ability to obtain financing will depend upon a number of factors, including:

•	our financial condition and results of operations,

•	the condition of the PRC economy and the environmental protection product industry in the PRC, and

•	conditions in relevant financial markets

If we are unable to obtain financing, as needed, on a timely basis and on acceptable terms, our financial position, competitive position, growth and profitability may be adversely affected.

We may not be able to effectively control and manage our growth.

If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product offerings and in integrating acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.

If we are unable to successfully complete and integrate strategic acquisitions in a timely manner, our growth strategy may be adversely impacted.

An important element of our growth strategy is expected to be the pursuit of acquisitions of other businesses that increase our existing market share and expand our production capacity. However, integrating businesses involves a number of special risks, including the possibility that management may be distracted from regular business concerns by the need to integrate operations, unforeseen difficulties in integrating operations and systems, problems relating to assimilating and retaining the employees of the acquired business, accounting issues that arise in connection with the acquisition, challenges in retaining customers, and potential adverse short-term effects on operating results. In addition, we may incur debt to finance future acquisitions, and we may issue securities in connection with future acquisitions that may dilute the holdings of our current or future stockholders. If we are unable to successfully complete and integrate strategic acquisitions in a timely manner, our growth strategy may be adversely impacted.

We depend on a concentration of customers.

Our revenue is dependent, in large part, on significant orders from a limited number of customers. Sales to our five largest customers accounted for approximately 90% and 88% of our net sales during the years ended December 31, 2006 and 2005, respectively. We believe that revenue derived from current and future large customers will continue to represent a significant portion of our total revenue. Our inability to continue to secure and maintain a sufficient number of large customers would have a material adverse effect on our business, operating results and financial condition. Moreover, our success will depend in part upon our ability to obtain orders from new customers, as well as the financial condition and success of our customers and general economic conditions.

Any significant fluctuation in price of our raw materials may have a material adverse effect on the manufacturing cost of our products.

The prices of steel, electronic components and power systems, valves, machine tools, paints and welding rods, our principal raw materials, are subject to market conditions and generally we do not, and do not expect to, have long-term contracts with our suppliers for those items. While these raw materials are generally available and we have not experienced any raw material shortage in the past, we cannot assure you that the necessary materials will continue to be available to us at prices currently in effect or acceptable to us. The prices for these raw materials have varied significantly and may vary significantly in the future. Numerous factors, most of which are beyond our control, influence prices of our raw material. These factors include general economic conditions, industry capacity utilization, vendor backlogs and transportation delays and other uncertainties.

We may not be able to adjust our product prices, especially in the short-term, to recover cost increases in these raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material costs to our customers.

We may not be able to prevent others from unauthorized use of our patents, which could harm our business and competitive position.

Our success depends, in part, on our ability to protect our proprietary technologies. We own three patents in the PRC covering our waste water treatment technology. We also have two international invention patents pending and have applied for an additional international invention patent for our anti-oxidation technology under the International Patent Cooperation Treaty. The process of seeking patent protection can be lengthy and expensive and we cannot assure you that our patent applications will result in patents being issued, or that our existing or future issued patents will be sufficient to provide us with meaningful protection or commercial advantages.

We also cannot assure you that our current or potential competitors do not have, and will not obtain, patents that will prevent, limit or interfere with our ability to make, use or sell our products in either the PRC or other countries.

The implementation and enforcement of PRC intellectual property laws historically has not been vigorous or consistent, primarily because of ambiguities in the PRC laws and a relative lack of developed enforcement mechanisms. Accordingly, intellectual property rights and confidentiality protections in the PRC are not as effective as in the United States and other countries. Policing the unauthorized use of proprietary technology is difficult and expensive, and we might need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation will require significant expenditures of cash and management efforts and could harm our business, financial condition and results of operations. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, competitive position, business prospects and reputation.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

To the knowledge of our management team, neither the production nor the sale of our products constitutes activities, or generates materials that create any environmental hazards or requires our business operations to comply with PRC environmental laws. Although it has not been alleged by PRC government officials that we have violated any current environmental regulations, we cannot assure you that the PRC government will not amend the current PRC environmental protection laws and regulations. Our business and operating results may be materially and adversely affected if we were to be held liable for violating existing environmental regulations or if we were to increase expenditures to comply with environmental regulations affecting our operations.

We do not have key man insurance on our Chairman and CEO, on whom we rely for the management of our business.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Mr. Dejun Zou, our CEO, and Ms. Jianping Qiu, our Chairman of the Board. The loss of the services of Mr. Zou or Ms. Qiu, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that the services of Mr. Zou and Ms. Qiu will continue to be available to us, or that we will be able to find a suitable replacement for either of them. We do not carry key man life insurance for any key personnel.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and senior technology personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future. Such failure could materially and adversely affect our future growth and financial condition.

We do not presently maintain product liability insurance, and our property and equipment insurance does not cover the full value of our property and equipment, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We currently do not carry any product liability or other similar insurance. Unlike the U.S. and other countries, product liability claims and lawsuits are extremely rare in the PRC. However, we cannot assure you that we would not face liability in the event of the failure of any of our products. We cannot assure you that, especially as China’s domestic consumer economy and industrial economy continues to expand, product liability exposures and litigation will not become more commonplace in the PRC, or that we will not face product liability exposure or actual liability as we expand our sales into international markets, like the United States, where product liability claims are more prevalent.

Except for property and automobile insurance, we do not have other insurance such as business liability or disruption insurance coverage for our operations in the PRC.

Risks Related to Doing Business in the PRC.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on economic conditions in China. The PRC government has confirmed that economic development will follow the model of a market economy, such as the United States. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. Our interests may be adversely affected by changes in policies by the PRC government, including:

•	changes in laws, regulations or their interpretation

•	confiscatory taxation

•	restrictions on currency conversion, imports or sources of supplies

•	expropriation or nationalization of private enterprises.

Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, and the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

The restructuring of RINO may affect RINO’s existing customer relationships and result in additional transactional costs that may adversely impact our profitability.

We will conduct our business out of Dalian Innomind after we complete the asset purchases and leases as contemplated in the Restructuring Agreements. The restructuring of RINO’s business through assets transfers and leases to Dalian Innomind may affect RINO’s existing customer relationships. To the extent the existing customers do not want to assign their purchase orders to a newly formed entity (i.e., Dalian Innomind) the Restructuring Agreements provide a mechanism to allow RINO to continue its operations under Dalian Innomind’s control. However, we cannot assure you that the customers will continue their business relationships with us or RINO after this complicated restructuring. Any loss of RINO’s existing customers will have an adverse impact on our revenues and net profits.

In addition, the assets transfers and leases involved in the restructuring inevitably will incur costs and expenses, such as taxes (both at central and local levels), filing fees and registration fees with government authorities. We believe that these transactional costs for the restructuring are manageable. However, due to the complexity of the tax regime in PRC and the great discretion the local tax authorities enjoy, we cannot assure you that there are no unpredictable costs and expenses associated with the restructuring and any such costs and expenses will not adversely impact our profitability.

Our Restructuring Agreements with RINO and its shareholders may not be as effective in providing control over these entities as direct ownership.

We operate our business through Dalian Innomind, our indirect wholly-owned subsidiary in the PRC, and rely on the Restructuring Agreements with RINO and its shareholders to control the operations of RINO. While we own and/or lease substantially all of RINO’s manufacturing assets through Dalian Innomind, and to the extent that any aspect of RINO’s business needs to be conducted through RINO in the future, the Restructuring Agreements provide Dalian Innomind with the legal right and power to control RINO and any of its remaining assets and operations, the Restructuring Agreements may not be as effective in providing control over RINO as direct ownership. For example, if we had direct ownership of RINO, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of RINO, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level.

Furthermore, if RINO or any of its shareholders fails to perform its or his respective obligations under the Restructuring Agreements, we may have to incur substantial costs and resources to enforce those agreements, and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective. For example, if the shareholders of RINO refuse to transfer their equity interest in RINO to us or our designee if we exercise the equity purchase option under the Restructuring Agreements, then we will have to pursue available remedies under PRC law for them to fulfill their contractual obligations. In addition, we cannot assure you that RINO’s shareholders always will act in our best interests.

The Restructuring Agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these agreements would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce the Restructuring Agreements. If we are unable to enforce the Restructuring Agreements, we may not be able to exert effective control over our operating entities, and our ability to conduct our business may be negatively affected.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our services and our business.

All of our operations are conducted in the PRC and more than 90% of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. The environmental protection industry in the PRC is growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for our products. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and materially and adversely affect our business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, it has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products do not rise at a rate that is sufficient to fully absorb inflation-driven increases in our costs of supplies, our profitability can be adversely affected.

In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. The implementation of these and other similar policies can impede economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

Dalian Innomind and RINO are subject to restrictions on paying dividends and making other payments to us. We might be unable to pay dividends to you.

We are a holding company incorporated in the State of Nevada and do not have any assets or conduct any business operations other than our investments in our subsidiaries and affiliates, Innomind, Dalian Innomind and RINO. As a result of our holding company structure, we rely entirely on dividends payments from Dalian Innomind, our subsidiary in China. PRC regulations currently permit payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and regulations. Our subsidiary and affiliated entity in the PRC also are required to set aside a portion of their after-tax profits according to PRC accounting standards and regulations to fund certain reserve funds. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. Furthermore, if Dalian Innomind or RINO incurs debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or Innomind are unable to receive all of the revenues from RINO’s operations, we may be unable to pay dividends on our common stock.

Governmental control of currency conversion may affect the value of your investment.

 The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in RMB, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of RMB may materially and adversely affect your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RMB for our operations, appreciation of the RMB against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of the RMB we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its policy of tying the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 9% appreciation of the RMB against the U.S. dollar. There remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

If the PRC were to eliminate the “grandfathered” preferential tax benefits currently enjoyed by Dalian Innomind, we would have to pay more taxes in the PRC, which could have a material and adverse effect on our financial condition and results of operations.

Recent changes in the PRC’s tax laws have, effective January 1, 2008, made wholly foreign-owned enterprises (“WFOEs”) subject to standard enterprise income tax rates, which as of January 1, 2008, will be 25%. Prior to these changes, WFOEs enjoyed tax preferences consisting of multi-year exemptions followed by a period of reduced rate taxation and ending with the application of standard tax rates.

Because Dalian Innomind was incorporated before the effective date of these recent tax law changes, it has been “grandfathered” into the pre-change schema. As a consequence, as a WFOE, Dalian Innomind is entitled to: (i) a two-year exemption from enterprise income taxation beginning in its first year of operations; (ii) a 12% enterprise income tax rate for the next three years; and (iii) application of the standard enterprise income tax rate (which will be 25% as of January 1, 2008) thereafter.

If the PRC were to eliminate these “grandfathered” tax preferences, Dalian Innomind would immediately be subject to the standard statutory tax rate. The loss of these preferential tax treatments and the resulting acceleration of the application of standard PRC tax rates to our Business, could have a material and adverse effect on our financial condition and results of operations.

The Restructuring Agreements we have entered into among our subsidiaries and affiliated entities or persons may be subject to scrutiny by the PRC tax authorities and a finding that we owe additional taxes or are ineligible for our tax exemption, or both, could substantially increase our taxes owed, and reduce our net income and the value of your investment.

Dalian Innomind has purchased assets from RINO, our affiliated company, at prices lower than their book value and leased the remaining assets from RINO at nominal amount. Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into between Dalian Innomind and RINO are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow our tax savings, adjust the profits and losses of Dalian Innomind and RINO, and assess late payment interest and penalties. A finding by the PRC tax authorities that we are ineligible for the tax savings achieved in the past, or that RINO or Dalian Innomind are ineligible for preferential tax benefits, would substantially increase our taxes owed and reduce our net income and the value of your investment.

Recent PRC State Administration of Foreign Exchange (“SAFE”) Regulations regarding offshore financing activities by PRC residents have undergone continuing changes which can create regulatory uncertainties that adversely affect the implementation of our acquisition strategy. A failure by our shareholders who are PRC residents to make any required applications and filings pursuant to the SAFE regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

In October 2005, SAFE issued a public notice, the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China (the “SAFE Notice”), which requires PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of overseas equity financing involving onshore assets or equity interests held by them. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions. On May 29, 2007, implementation rules were issued under the SAFE Notice, which provide implementation guidance as to, and supplements the procedures contained in, the SAFE Notice.

Due to lack of official interpretation, some of the terms and provisions in the SAFE Notice and implementation rules remain unclear, and the implementation of the SAFE Notice and implementation rules by central SAFE and local SAFE branches has been inconsistent since their dates of adoption. Based on the advice of our PRC counsel, Global Law Firm, and after consultation with relevant SAFE officials, we believe that the PRC resident shareholders of our parent company, Jade Mountain Corporation, were required personally to complete SAFE registrations pursuant to the SAFE Notice and its implementation rules.

Moreover, because of uncertainty over how the SAFE Notice will be interpreted and implemented, and how or whether the SAFE Notice and implementation rules will apply it to us or our PRC resident shareholders, we cannot predict how SAFE will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with the SAFE Notice by our or our parent company’s PRC resident shareholders. In addition, such PRC residents may not always be able to complete registration procedures required by the SAFE Notice. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our or our parent company’s PRC resident shareholders or future PRC resident shareholders to comply with the SAFE Notice, if SAFE requires it, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect our operations.

A renewed outbreak of SARS or another widespread public health problem in the PRC, where all of our revenue is derived, could have an adverse effect on our operations. Our operations may be impacted by a number of health-related factors, including quarantines or closures of some of our offices that would adversely disrupt our operations.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Because our principal assets are located outside of the United States and, except for Glenn A. Little (who is a resident of the United States), all of our directors and all our officers reside outside of the United States, it may be difficult for you to use the United States Federal securities laws to enforce your rights against us and our officers and some directors in the United States or to enforce judgments of United States courts against us or them in the PRC.

All of our present officers and directors (other than Glenn A. Little, who is a resident of the United States) reside outside of the United States. In addition, our operating subsidiary, Dalian Innomind, is located in the PRC and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States Federal securities laws against us in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States Federal securities laws or otherwise.

We may face obstacles from the communist system in the PRC.

Foreign companies conducting operations in PRC face significant political, economic and legal risks. The Communist regime in the PRC, which includes a cumbersome bureaucracy, may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a Western style of management and financial reporting concepts and practices, as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as will be required under Section 404 of the Sarbanes Oxley Act of 2002.

Risks Related to an Investment in our Common Stock.

Our officers, directors and affiliates control us through their positions and stock ownership and their interests may differ from other stockholders.

Our officers, directors and affiliates beneficially own approximately 70.68% of our Common Stock. As a result, they are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. The interests of our directors, officers and affiliates may differ from other stockholders. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our Common Stock which can in turn affect the market price of our Common Stock.

We are unlikely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. See, “Market for Our Common Stock-- Dividends.”

There is currently a limited trading market for our Common Stock.

Our Common Stock was added to the OTC Bulletin Board (the “OTC-BB”) daily list on July 3, 2007. Since that time there has been only sporadic trading in shares of our Common Stock.

There is no established trading market for our Common Stock and our Common Stock may never be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market) other than the OTC-BB. You may not be able to sell your shares due to the absence of a trading market.

Our Common Stock may be also subject to the "penny stock" rules to the extent that the price drops below $5.00 per share, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale. These requirements may further limit your ability to sell your shares. For more information, please see Item 2.01 - “Completion of Acquisition or Disposition of Assets” - "Market for Our Common Stock,” - “Penny Stock Regulations" of this Current Report.

Our Common Stock is illiquid and subject to price volatility unrelated to our operations.

The market price of our Common Stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

A large number of shares will be eligible for future sale and may depress our stock price.

Following the registration for resale of the shares of our Common Stock we issued in the Private Placement, we could have up to 5,464,357 shares that are freely tradable.

Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the market price of our Common Stock and could impair our ability to raise capital through the sale of our equity securities.

We are responsible for the indemnification of our officers and directors.

Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against costs and expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. Consequently, we may be required to expend substantial funds to satisfy these indemnity obligations.

PROPERTIES

Principal Office and Manufacturing Facilities

The Company’s principal office and its manufacturing facilities are located in the Jinzhou Industry Cooperation Zone of Dalian, PRC. In 2003 RINO acquired from the government the right to use 287,117 square feet of land in the Jinzhou Industry Cooperation Zone for a 50 year period that expires in 2053 (the “Land Use Rights”). Instead of periodic rent, RINO paid a one-time fee of $580,203 for the Land Use Rights.

Of the area leased by us, our factory occupies 91,570 square feet, and office space, warehouse facilities and living quarters comprise 90,148 square feet.

Dalian Facilities

Our Dalian facilities have a staff of 270 managerial, technical, clerical and manufacturing employees, who cover the Company’s national operations, generally.

Branch Offices

In addition to the head office in Dalian, the Company leases branch offices in Lanzhou, Beijing, Chongqing, Wuhan and Nanchang. Each branch office covers and is responsible for the Company’s operations in a specific territory in China:

City	Staff	Sq. Meters	Lease Expires	Rent	Territory
Lanzhou	3	100	May 2008	$196 per mo.	Northwest China
Beijing	5	400	July 2008	$4,196 per mo.	Mid China
Chongqing	3	100	February 2008	$196 per mo.	Southwest China
Wuhan	2	100	February 2008	$196 per mo.	Southeast China
Nanchang	2	130	November 2007	$209 per mo.	Jiangxi Province

Management believes that it will be able to renew these leases.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the consolidated financial condition and results of operations should be read with our consolidated financial statements and related notes appearing elsewhere in this Current Report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Current Report.

Overview

The Company is engaged in designing, developing, manufacturing, and installing environmental protection and energy saving equipment for the Chinese iron and steel industry. Most of our customers are large, state-owned iron and steel companies. Our business operations are conducted throughout China.

China’s iron and steel companies have experienced robust growth during the last twenty years, following the expansion of China’s economy and industrial base, generally. Along with this growth, the iron and steel industry has produced large amounts of waterborne and airborne industrial waste and pollution, and as a consequence it faces increasingly stringent governmental mandates to reduce or eliminate sulphur dixoide emissions and untreated wastewater discharges. Failure to meet mandated emission and discharge standards can result in financial penalties.

Demand for our core product, the Lamella Wastewater System, increased in 2006 and we expect demand to continue in 2007. One of our two new products, the Desulphurization System which we introduced in late 2006, is based on proprietary technology we jointly developed with the Research Institute of the Chinese Academy of Sciences, and can reduce flue gas sulphur dioxide levels by over 90%. We expect to see strong demand from the industry for the solutions that our Desulphurization System offers for airborne sulphur dioxide emissions. Starting in January 2007, we launched another new product, our Anti-Oxidation System, that materially reduces scrap loss in the production of hot rolled steel plate production caused by oxidation. Anti-oxidation is a long-sought solution in the Iron and Steel industry. We believe our Anti-Oxidation System, including paint and spraying equipment, is the only online system that prevents or reduces oxidation without needing to first cool down the steel slab. We anticipate that our Anti-Oxidation System will be an important driver of revenue growth.

In addition to the foregoing, we provide machining services to third parties, utilizing our heavy machine tools’ idle time to generate contract manufacturing revenue. In the first quarter of 2007, we also earned a significant amount of revenue from providing technical support to a business partner for the fulfillment of its desulphurization contract. The technical support business maintains our revenue growth while we continue to experience production capacity constraints. We anticipate that this business will decline beginning in 2008 as we build up adequate production capacity.

We also receive grants from local government with amount varying from year to year as rewards for our continued investment in new technologies.

All our products are custom-built pursuant to our customers’ specific requirements. We enter into fixed price engineering and installation agreements with our customers that are performed in engineering, manufacturing, construction and installation phases. Equipment and components are engineered and manufactured primarily at our headquarter facilities. Generally, we fulfill our contracts in twelve months.

Our project-based revenue is affected directly by our customers’ capital budgets and need to build new plants. Since most of our customers are state-owned-enterprises, their budgeting decisions are influenced by the central government’s environmental protection and pollution control policies, which presently are favorable to our business and products. We expect such policy emphasis to continue for the foreseeable future.

We recognize project revenue using the percentage of completion method of accounting. The measurement of project progress is based on engineering estimates. Revenue from paint sales and contract machining services are recognized upon delivery of product and services.

The cost of revenue for our products includes direct materials, direct labor, and manufacturing overhead, with a significant portion allocable to materials costs, which are subject to fluctuation.

Results of Operations

 Revenues. Revenues, excluding government grants, increased by $6.7 million or 187% for the twelve months ended December 31, 2006, as compared to the twelve months ended December 31, 2005. The revenue increase in 2006 was due to the growing demand for our wastewater treatment product, contract machining services, and technical support services. The breakdown of the revenue growth, excluding government grants, is as follows:

	For the twelve months ended December 31
(In thousands)	2006	2005	Increase

Wastewater treatment contracts	$5,499	$3,485	$2,014
Machining service contracts	3,136	100	3,036
Technical support services	1,673	-	1,673

	$10,308	$3,585	$6,723

Revenue excluding government grants for the six months ended June 30, 2007 increased $25.6 million, compared to the six months ended June 30, 2006. Of the increase, our wastewater treatment system contracts contributed $2.0 million. Two new products, desulphurization and anti-oxidation, contributed $8.5 million and $1.8 million respectively. An increase of $9.3 million came from providing desulphurization technological and implementation support service. The remaining increase of $3.9 million is due to increase in machining service revenue. The components of the increase in revenue are presented in the following table.

	For the six months ended June 30
(In thousands)	2007	2006	Increase

Wastewater treatment contracts	$4,126	$2,078	$2,048
Desulphurization contracts	8,490	-	8,456
Anti-oxidation contracts	1,803	-	1,803
Machining service contracts	4,864	876	3,988
Technical support services	9,314	830	9,314

	$28,597	$3,784	$25,609

 Cost of Revenue. The cost of revenue for the twelve months ended December 31, 2006 increased by $2.5 million to $5.3 million from $2.8 million for the twelve months ended December 31, 2005, largely due to increased sales. As a percentage of revenue excluding government grants, the cost of revenue decreased to 50% for the twelve months ended December 31, 2006 from 76% for the same period of 2005, primarily because our acquisition of heavy machine tools in 2006 allowed us to process product parts and components in-house, resulting in machine processing savings.

The cost of revenue for the six months ended June 30, 2007 increased by $11 million to $13 million from $2 million for the six months ended June 30, 2006, principally due to the increase in the cost of raw materials and personnel for desulphurization and anti-oxidation projects to 60% of revenues from those activities. As a percentage of revenue excluding government grants, the cost of revenue decreased to 47% for the six months ended June 30, 2007 from 50% for the same period of 2006. This decrease as a percentage of total sales was principally attributable to the high gross margin of our desulphurization technological and implementation support business.

 Operating Expenses. Operating expenses for the twelve months ended December 31, 2006 increased to $0.8 million from $0.4 million for the same period ended December 31, 2005 as a result of higher levels of operations during the year of 2006. As a percentage of revenue, the operating expenses decreased by 3% to 7% for the twelve months ended December 31, 2006 from 10% for the same period in 2005.

Operating expenses for the six months ended June 30, 2007 increased $3.7 million to $3.9 million from $0.2 million for the six months ended June 30, 2006. As a percentage of revenue, operating expenses increased to 14% for the six months ended June 30, 2007 from 6% for the same period of 2006. Half of the increase was due to a significant increase in selling expense during the first two quarters in 2007. No material selling expense was incurred during the same period in 2006. Excluding selling expense, operating expenses remained at 7% of revenue, approximately the same level of the operating expenses during the same period in 2006.

 Other Income and Expenses. Other income and expenses include primarily interest income and interest expense. Interest income was immaterial due to the fact we have maintained a low cash balance for most of our operations. Interest expense increased to $0.3 million for the twelve months ended December 31, 2006 from $0.09 million for the period ended December 31, 2005, due to an increased amount of the bank debt financing we undertook during 2006. Interest expense increased to $0.29 million for the six months ended June 30, 2007 from $0.14 million for the six months ended June 30, 2006, due to an increased level of bank loans including the interest incurred from a $7.6 million note issued to China Citic Bank in December 2006.

Liquidity and Capital Resources

We have historically funded our working capital needs from operations, advance payments from customers, bank borrowings, and capital from shareholders. Our working capital requirements are influenced by the level of our operations, the numerical and dollar volume of our project contracts, the progress of our contract execution, and the timing of accounts receivable collections.

Cash and cash equivalents totaled $3.6 million as of December 31, 2006, as compared to $0.07 million as of December 31, 2005. As of June 30, 2007, cash and cash equivalents totaled $0.34 million as compared to $0.14 million as of June 30, 2006.

The following tables present our net cash flows for the six months ended June 30, 2007 and for the same period ended June 30, 2006, and for the twelve months ended December 31, 2006 and for the same period ended December 31, 2005.

	For the six months ended June 30
(In thousands)	2007	2006

Cash provided (used) in operating activities	($2,408)	($153)
Cash provided (used) in investing activities	($826)	($1,446)
Cash provided (used) by financing activities	($135)	$1,331

	For the twelve months ended December 31
(In thousands)	2006	2005

Cash provided (used) in operating activities	$3,503	($147)
Cash provided (used) in investing activities	($4,498)	($4,299)
Cash provided (used) by financing activities	($4,468)	($3,808)

 Cash flow from operating activities. Net cash used in operating activities was $3.5 million for the twelve months ended December 31, 2006 as compared to $0.15 million for the same period ended December 31, 2005. The positive cash flow from operating activities was chiefly attributable to a decrease in inventory and increases in production and project installations.

During the six months ended June 30, 2007, net cash used in operating activities was $2.4 million as compared to $0.15 million used for the six months ended June 30, 2006. The negative cash flow from operating activities during the first two quarters of 2007 was primarily attributable to disadvantageous payment terms with raw material suppliers resulting in a significant increase in advance payments that exceeded the deposits received from our customers. Changes in other components of our working capital that to a lesser extent reduced the cash provided from operating activities in the first two quarters of 2007 were a $1 million increase in trade accounts receivable and a $4 million increase in contracts in progress.

 Cash used in investing activities. For the twelve months ended December 31, 2006, net cash used in investing activities increased by $0.2 million to $4.5 million as compared to $4.3 million for the same period ended December 31, 2005. This increase primarily resulted from the purchase of intangible assets.

Net cash used in investing activities for the six months ended June 30, 2007 decreased by $0.62 million to $0.83 million as compared to $1.45 million for the six months ended June 30, 2006. Cash used in investing activities during the six months ended June 30, 2006 primarily was for the purchase of production equipment. The cash used for capital expenditures during the six months ended June 30, 2007 include $0.12 million paid for computers and office furniture, $0.38 million for the acquisition of desulphurization and anti-oxidation related intellectual property rights, and $0.33 million for the purchase of land use rights. There were no proceeds from sales of properties or other investments during either six month period.

 Cash provided by financing activities. Our operations historically have been financed by capital contributions and loans from RINO’s founder and by bank loans. For the twelve months ended December 31, 2006, net cash provided by financing activities increased by $0.66 million to $4.47 million as compared to $3.81 million for the same period ended December 31, 2005. This was principally the result of capital contributions from RINO’s founders and a net increase in bank loans in 2006.

For the six months ended June 30, 2007, cash used in financing activities was $0.13 million for repayment of loans from RINO’s founder and no cash was provided from financing activities. During the six months ended June 30, 2006, proceeds were received from capital contributions from RINO’s founder and from bank loans in the amounts of $0.66 million and $0.62 million, respectively. All proceeds were used for working capital needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of each class of our voting securities by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Compensation Table and (iv) all executive officers and directors as a group following the change in control of our Company.

As of October 5, 2007, we had outstanding 25,000,000 shares of Common Stock.

In determining the percent of Common Stock owned by a person on October 5, 2007, (a) the numerator is the number of shares of the class beneficially owned by such person, and (b) the denominator is the total shares of that class outstanding on October 5, 2007. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares and the address of such person is c/o the Company, at 11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian, People’s Republic of China 116100.

	Number of Shares of	Percent of
	Common Stock	Common Stock
Name and Address	Beneficially	Beneficially
of Beneficial Owner (1)	Owned (2)	Owned(2)

Zou Dejun	16,109,679	64.44%
Qiu Jianping	1,789,964	7.16%
Bruce Richardson	0	0%
Hare & Co.	1,785,714	7.14%

All Directors and Executive Officers as a Group
(3 persons):

Number of Shares of	Percent of
Common Stock	Common Stock
Beneficially Owned	Beneficially Owned

17,899,643	71.60%

(1) 17,899,643 shares of our Common Stock are owned of record by The Innomind Trust, a British Virgin Islands trust, of which Zou Dejun, the Company’s Chief Executive Officer, is the beneficiary of 16,109,679 shares (the “Zou Shares”), and Qiu Jianping, the Company’s Chairman of the Board, is the beneficiary of 1,789,964 shares (the “Qiu Shares”). Each retains, but does not share, sole voting and investment power over his/her respective shares. Mr. Zou and Ms. Qiu are married. Mr. Zou disclaims beneficial ownership of the Qiu Shares, and Ms. Qiu disclaims beneficial ownership of the Zou Shares.

(2) As a closing condition to the Private Placement completed on October 5, 2007, Zou Dejun and Qiu Jianping agreed to place in escrow for the benefit of the Private Placement investors 5,580,000 shares of Common Stock, some or all of which is distributable to the investors in the event the Company fails to attain specified financial performance milestones. See Item 1.01 - “Entry into a Material Definitive Agreement” - “Private Placement” of this Current Report.

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s Directors and Executive Officers

In connection with the change of control of the Company described in Item 5.01 of this Current Report on Form 8-K, we have appointed the following executive officers and directors for the Company. Each of our current executive officers and, except for Glenn A. Little (who is a resident of the United States), each of our directors is a resident of the PRC. As a result, it may be difficult for investors to effect service of process within the United States upon them or to enforce court judgments obtained against them in the United States courts.

Directors and Executive Officers	Position/Title	Age
Zou Dejun	Director and Chief Executive Officer	46
Qiu Jianping	Chairman of the Board	39
Bruce Richardson	Chief Financial Officer & Secretary	49
Glenn A. Little *	Director	53

All of our directors hold offices until the next annual meeting of the shareholders of the Company, and until their successors have been qualified after being elected or appointed. Officers serve at the discretion of the board of directors.

* Glenn A. Little has tendered his resignation as a director of the Company, effective 10 days after our Information Statement on Schedule 14 f-1, relating to a change in control of the Company, is first mailed to our securityholders.

Directors and Executive Officers of Dalian Innomind

 Dalian Innomind’s current executive officers and directors are as follows:

Directors and Executive Officers	Position/Title	Age
Zou Dejun	Director and Chief Executive Officer	46
Qiu Jianping	Director and Chairman of the Board	39
Zhang Ze	Director	25
Bruce Richardson	Chief Financial Officer & Secretary	49
Jinyang Huang	Vice President	53
Xiaoyong Yuan	Vice President - Sales & Marketing	49
Wansheng Li	Chief Technology Officer	34
Zhangqing Yang	Vice President - Project Management	51

All of Dalian Innomind’s directors hold offices until the next annual meeting of the shareholders of the Company, and until their successors have been qualified after being elected or appointed. Officers serve at the discretion of the board of directors.

Directors and Executive Officers of RINO

RINO’s current executive officers and Directors are as follows:

Directors and Executive Officers	Position/Title	Age
Zou Dejun	Director and Chief Executive Officer	46
Qiu Jianping	Director and Chairman of the Board	39
Zhang Ze	Director	25
Bruce Richardson	Chief Financial Officer & Secretary	49
Jinyang Huang	Vice President	53
Xiaoyong Yuan	Vice President - Sales & Marketing	49
Wansheng Li	Chief Technology Officer	34
Zhanqing Yang	Vice President - Project Management	51

Mr. Zou Dejun is the founder of RINO and has been a Director and its Chief Executive Officer since 2003. He is also a Director and the Chief Executive Officer of the Company and of Dalian Innomind. Prior to founding RINO, from 1993 until 1996 Mr. Zou served as Vice President of Yinkou Special Valve Manufacturing Co., and from 1996 until 2003 he served as the chief executive officer of Dalian Yingkun Energy and Environmental Engineering, Ltd. Mr. Zou graduated from Liaoning Broadcast University, majoring in Electronic Automation.

Ms. Qiu Jianping has been a Director and Chairman of the Board of RINO since 2003. Ms. Qiu is also the Chairman of the Board of the Company and a Director and Chairman of the Board of Dalian Innomind. From 1988 to 1994, Ms. Qiu was the Director of the Finance Department of the Water & Electricity No. 5 Engineering Bureau. From 1994 through 1996 Ms. Qiu was engaged in studies at the Dalian University of Foreign Languages, and from 1996 to 2003, she served as the Chairman of the Board of Dalian Yingkun Energy and Environmental Engineering, Ltd. Ms. Qiu has won the prestigious ‘Entrepreneur of the Year’ award in the Jinzhou District of Dalian and is the holder of three patents. She currently chairs the Association of Industry and Commerce in Dalian.

Mr. Bruce Richardson joined the Company as its Chief Financial Officer and Secretary on October 1, 2007. Prior to joining the Company, Mr. Richardson served as a Managing Director of Xinhua Finance in Shanghai, PRC, from April 2006 until present, a Senior Analyst at Evolution Securities China Limited in Shanghai from 2004 until April 2006, and a Director of New Access Capital in Shanghai from June 2003 until January 2004. From 2001 through May 2003 Mr. Richardson was engaged in a private consulting practice centered on Chinese financial markets and institutions. Mr. Richardson earned a BA in Classics from the University of Notre Dame in 1980, and graduated with an MA in International Management from the University of Texas at Dallas in 1986. He was awarded a graduate study grant by the US National Academy of Sciences in 1987 and completed a year of post-graduate research on PRC accounting at People’s University in 1988. Mr. Richardson also serves as the Chief Financial Officer and Secretary of RINO and of Dalian Innomind.

Mr. Jinyang Huang has been the Vice-President of RINO since 2006. He also serves as Vice President of Dalian Innomind. From 1996 to 2001 Mr. Huang served as Vice President of Beijing Unicom Internet Communication Technology Co., Ltd., from 2001 to 2003 he served as the Director of the Project Development Department of Dalian Dali Group, Ltd., and from 2003 to 2006 Mr. Huang served as a CEO assistant at Dalian Huanyu Mobile Communications, Ltd., from 2003 through 2006. Mr. Huang obtained a Master of Radio Engineering degree from Harbin Industrial University in 1996.

Mr. Xiaoyong Yuan has been the Vice President - Sales and Marketing of RINO since June 2006. Mr. Yuan also serves as Vice President - Sales and Marketing of Dalian Innomind.. Prior to joining RINO, Mr. Yuan served as the Deputy Manager of Jiangxi Century Environment and New Material Technology Ltd. from 2002 to 2004, and as the Deputy Manager of Jiangxi Weisi Optoelectronic Ltd., from 2004 to 2006. Mr. Yuan's qualifications also include a Master of Philosophy from Jiangxi University which he obtained in 1998.

Mr. Wansheng Li has been RINO’s Chief Technology Officer since July 2007. He also serves in that position with Dalian Innomind. From 1997 to 2003 he served as the Deputy Director of the School of Electronic Engineering of Beihua University, and was the Deputy Manager of Beijing CYCS High Tech Co., Ltd., from 2003 - 2007. Mr. Li obtained his bachelor’s degree in Automation from North China University of Technology in 1986 and his Master’s degree from Central South University in 1992.

Mr. Zhanqing Yang has been the Vice President - Project Management of RINO since August 2006. Mr. Yang also serves in that position with Dalian Innomind. He has more than 20 years of experience in environmental project management. From 1992 - 1994 he was the project designer of Pacific Environmental Project, Ltd., and served as the Vice President of Anshan Industrial Environment Protection Group from 1994 - 2006.

Mr. Zhang Ze has been a director of Dalian Innomind since July, 2007. Mr Zhang is also the founder of Innomind Group Limited, the parent corporation of Dalian Innomind. Prior to joining RINO’s and Dalian Innomind’s boards of directors, he served as a technician at Inner Mongolia Shenhua Coal Petroleum Co., Ltd. Mr. Zhang is a graduate of Liaoning Shihua University, where he majored in Chemical Engineering and Technology.

There are no family relationships among our directors or executive officers, except that Zou Dejun and Qiu Jianping are married, and Zhang Ze is a nephew of Zou Dejun. To our knowledge, none of our directors and executive officers (including the directors and executive officers of our subsidiaries) has been involved in any of the following proceeding during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. We currently do not have a member who qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act. Our board of directors is in the process of searching for a suitable candidate for this position.

Audit Committee

We have not yet appointed an audit committee. At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

EXECUTIVE COMPENSATION

The Company’s executive officers each hold the same position with RINO and Dalian Innomind. None of the Company’s executive officers receive any compensation for serving as executive officers of the Company, but are compensated by and through RINO. The following table sets forth information concerning cash and non-cash compensation paid by RINO to its Chief Executive Officer and Chairman of the Board for each of the two years ended December 31, 2005 and December 31, 2006. No executive officer of the Company, Dalian Innomind or RINO received compensation in excess of $100,000 for any of those two years.

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards	Non-Equity Incentive Plan Compensation (S)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dejun Zou CEO	12-31-05 12-31-06	62,745 62,745	0 0	0 0	0 0	0 0	0 0	62,745 62,745

Jianping Qiu Chairman of the Board	12-31-05 12-31-06	62,745 62,745	0 0	0 0	0 0	0 0	0 0	62,745 62,745

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Restructuring Agreements with RINO

At the present time, PRC law does not provide for a direct share exchange between a PRC entity and an offshore company. To obtain the same result as a direct share exchange, RINO and our indirect subsidiary, Dalian Innomind, entered into the Restructuring Agreements on October 3, 2007. For a description of the Restructuring Agreements, see Item 1.01 Entry into Material Definitive Agreement - “Restructuring Agreements to Acquire RINO’s Operating Business” of this Current Report.

Private Placement

In connection with the Private Placement, Chief Capital, Ltd., received 250,000 shares of our Common Stock as an advisory fee, and Douglas Financial, as placement agent, received the following compensation for advisory, placement and related services: (i) $80,000 cash as an engagement and documentation fee; (ii) $1,750,000 as a placement commission; (iii) 875,000 shares of our Common Stock, and (iv) a warrant to purchase 382,500 shares of Common Stock at an exercise price of $5.376 per share, exercisable within 6 years of the date of issue.

Issuance of Common Stock to Former Majority Shareholder and Sole Director and Executive Officer

On September 11, 2007, the Company issued 92,800 shares of its Common Stock to Glenn A. Little (the “Little Shares”) at prices that exceeded the current Bid. At that time and immediately prior to the consummation of the Share Exchange, Mr. Little was the Company’s majority shareholder and its sole director and executive officer.

The Investors in the Private Placement netted the number of shares of Common Stock purchased therein and the aggregate purchase price for those shares against the issuance of the Little Shares, resulting in gross Private Placement proceeds of $24,435,319 and the issuance therein of 5,464,357 shares of Common Stock.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us, or RINO, nor are we involved as a plaintiff in any material proceeding or pending litigation.

MARKET FOR OUR COMMON STOCK

We have (i) one class of equity securities designated as common stock, par value $.0001 per share (“Common Stock”), 25,000,000 shares of which were outstanding on October 5, 2007, among approximately 780 shareholders of record, and (ii) one class of equity securities designated as “blank check” preferred stock, par value $.0001 per share, of which no shares are outstanding. Our Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTC-BB") using the symbol "JDMC".

Our Common Stock was added to the OTC-BB daily list on July 3, 2007. Since that time there has been only sporadic trading in shares of our Common Stock.

Penny Stock Regulations

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividends

Our board of directors has not declared a dividend on our Common Stock during the last two fiscal years or the subsequent interim period and we do not anticipate the payments of dividends in the near future as we intend to reinvest our profits to grow our business.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - “Unregistered Sales of Equity Securities,” of this Current Report.

DESCRIPTION OF SECURITIES

Please see Item 3.03 - “Material Modification of Rights of Securityholders,” of this Current Report.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our Articles of Incorporation and By-laws, our officers and directors who may be made a party to any proceeding, including a law suit, because of his or her position, may be indemnified from personal liability. This indemnification includes payment of all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred in a civil, criminal or administrative proceeding. The indemnification is intended to be to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors or officers pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - “Financial Statements and Exhibits,” of this Current Report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on form 10-QSB, Annual Reports on Form 10-KSB, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Common Stock in Acquisition of Innomind

Under the Share Exchange Agreement, on October 5, 2007, we issued 17,899,643 shares of our Common Stock in exchange for all of the outstanding shares of the common stock of Innomind. At the completion of that share exchange, Innomind became the Company’s wholly owned subsidiary. The Share Exchange was accomplished in reliance upon Section 4(2) of the Securities Act.

Issuance of Common Stock in Private Placement

On October 5, 2007, in a private placement (“the Private Placement”) through Douglas Financial, LLC, an NASD and SEC registered broker-dealer (“Douglas Financial”), we sold 5,464,357 shares of our Common Stock for $24,435,319 under a Securities Purchase Agreement by and among the Company and the investors named therein dated as of September 27, 2007 (the “Securities Purchase Agreement”), and issued to Douglas Financial 6 year warrants to purchase 382,500 shares of our Common Stock at an exercise price of $5.376 per share.

In the Private Placement we sold the Common Stock in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933.

Under the Securities Purchase Agreement, we are required to register for resale each share of Common Stock sold therein.

In connection with the Private Placement, 250,000 shares of Common Stock was issued to Chief Capital, Ltd., for advisory services, and Douglas Financial, as placement agent, received the following compensation: (i) $80,000 cash as an engagement and documentation fee; (ii) $1,750,000 as a placement commission; (iii) 875,000 shares of our Common Stock, and (iv) a warrant to purchase 382,500 shares of Common Stock at an exercise price of $5.376 per share, exercisable within 6 years of the date of issue.

Issuance of Common Stock to Former Majority Shareholder

Please see Item 2.01 - “Completion of Acquisition or Disposition of Assets,” - “Certain Relationships and Related Transactions,” - “Issuance of Common Stock to Former Majority Shareholder and Sole Director and Executive Officer” of this Current Report.

Issuance of Common Stock to Former Chief Financial Officer of RINO

At the Closing of the Share Exchange and the Private Placement, the Company issued 20,000 shares of Common Stock to Eric Gan (“Gan”), RINO’s former chief financial officer, in full satisfaction of RINO’s obligations to Gan under a Compensation Agreement dated July 30, 2007.

Item 3.03 Material Modification of Rights of Securityholders.

Description of Securities

 Authorized Capital Stock. Our authorized capital stock consists of: (i) 10,000,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of which there are 25,000,000 shares issued and outstanding as of October 5, 2007; and (ii) 50,000,000 shares of “blank check” preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which no shares are issued and outstanding.

The following is a summary of the material terms of our capital stock. This summary is subject to and is qualified in its entirety by the Company’s Articles of Incorporation, By-laws and the applicable provisions of Nevada law.

Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. According to our charter documents, holders of our Common Stock do not have preemptive rights, and are not entitled to cumulative voting rights. There are no conversion or redemption rights or sinking funds provided for our stockholders. Shares of Common Stock share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available for distribution as dividends. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of Common Stock are fully paid and non-assessable.

The Preferred Stock may be issued from time to in one or more series, each series having such voting, dividend and other rights and preferences as the Company’s board of directors establish in the resolutions providing for their issuance. All shares of Preferred Stock in any one series shall be identical with each other in all respects, except that shares of a series issued at different times may differ as to the dates from which dividends thereon, if any, may be cumulative.

 Warrants. We have granted warrants to Douglas Financial and its designees to purchase 382,500 shares of Common Stock at an exercise price of $5.376 per share, exercisable within 6 years of the issuance date.

Forward Split

In connection with the Share Exchange and the Private Placement, on August 31, 2007, the Company’s Board of Directors authorized an amendment to its Articles of Incorporation to: (i) increase the number of authorized shares of Common Stock to 10,000,000,000 shares, par value $.0001 per share; and (ii) forward split its issued and outstanding Common Stock on a one hundred (100) shares for one (1) share basis (the “Forward Split”).

Neither this increase in the number of the Company’s authorized shares of Common Stock nor the Forward Split affected the rights of the holders of our Common Stock.

Reduction of Authorized Shares of Common Stock

In connection with the Private Placement, the Company has agreed to, within 120 days of the Closing, reduce the number of its authorized shares of Common Stock from 10,000,000,000 shares, par value $.0001 per share to 100,000,000 shares, par value $.0001 per share (the “Authorized Share Reduction”). The Authorized Share Reduction will occur upon the filing of a certificate of amendment to the Company’s Articles of Incorporation and a Certificate of Change with the Office of the Secretary of State of Nevada, not less than 20 days after, but within 25 days of, the Company’s mailing of an Information Statement on Schedule 14C to the Company’s shareholders.

The Authorized Share Reduction will not affect the rights of holders of Common Stock.

Item 4.01 Changes in Registrant's Certifying Accountant.

Previous Independent Accountants.

 On October 5, 2007, in connection with the Company’s acquisition of RINO’s assets and business and the related change in control of the Company, our Board of Directors elected to discontinue our relationship with S.W. Hatfield, CPA as our independent accountant.

During our two most recent fiscal years and through the date of this Current Report on Form 8-K, we have had no disagreements with S.W. Hatfield, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of S.W. Hatfield, CPA, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During our two most recent fiscal years and through the date of this Current Report on Form 8-K, there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

 We have provided S.W. Hatfield, CPA with a copy of this disclosure before its filing with the SEC.  We have requested the S.W. Hatfield, CPA furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter, dated October 10, 2007 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

New Independent Accountants.

Our Board of Directors has appointed Jimmy Cheung & Co. (“Cheung”) as our new independent registered public accounting firm as of October 5, 2007. During the two most recent fiscal years and through the date of our engagement, the Company did not consult with Cheung regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)). Prior to our acquisition of RINO’s assets and business, however, RINO had been audited by Cheung, and RINO consulted with Cheung with regard to certain aspects of such acquisition.

Item 5.01 Changes in Control of Registrant

On October 5, 2007, the Company entered into and consummated a share exchange agreement (the “Share Exchange Agreement”) with Innomind Group Limited, a British Virgin Islands company (“Innomind”) and Zhang Ze, an individual (“Zhang”), who was the holder of all of the outstanding capital stock of Innomind. Under the Share Exchange Agreement, we issued an aggregate of 17,899,643 shares (the “Control Shares”) of our common stock, par value $.0001 per share (“Common Stock”) to Zhang in exchange for 100% of the issued and outstanding shares of capital stock of Innomind, all of which was held by Zhang.

Simultaneously with the consummation of the Share Exchange, Zhang transferred and conveyed all of the Control Shares (and all of his right, title and interest in and to the Control Shares) to The Innomind Trust, a trust established under the laws of and domiciled in the British Virgin Islands, of which Zou Dejun and Qiu Jianping the founders and owners of RINO, are the sole beneficiaries.

The Control Shares represent 71.60 % of our total outstanding Common Stock immediately after the consummation of the Share Exchange and the Private Placement.

As a result of the consummation of the Share Exchange Agreement, The Innomind Trust acquired control of the Company, and Innomind became our wholly owned subsidiary.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the consummation of the Share Exchange Agreement and the Restructuring Agreements (see Item 1.01 - “Entry into a Material Definitive Agreement, - The Share Exchange Agreement and the Issuance of Common Stock to the Former Stockholder of Innomind, - Restructuring Agreements to Acquire RINO’s Operating Business” of this Current Report), and the closing of the Private Placement, on October 5, 2007, Glenn A. Little: (i) tendered his resignation as the Company’s sole director, to be effective 10 days after the first date on which our Information Statement on Schedule 14 f-1, relating to the Company’s change of control (see Item 5.01 of this Current Report), is mailed to our shareholders; (ii) tendered his resignation as the Company’s sole executive officer; and, as the Company’s sole director (iii) elected Zou Dejun (who is one of RINO’s founders and its Chief Executive Officer) as a director of the Company, such election to be effective immediately; and (iv) elected the following individuals as the Company’s executive officers:

Zou Dejun	Chief Executive Officer
Qiu Jianping	Chairman of the Board
Bruce Richardson	Chief Financial Officer & Secretary

Item. 5.06 Change in Shell Company Status.

As a result of its acquisition of all of the outstanding capital stock of Innomind and the Restructuring Agreements, as described in Item 2.01, which description is in its entirety incorporated by reference in this Item 5.06 of this Current Report, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01  Financial Statements and Exhibits.

(a)	The financial statements of RINO and of the Company are appended to this Current Report beginning on page F-1.

(d)	The following exhibits are filed with this Current Report:

4.1	Securities Purchase Agreement, dated as of September 27, 2007 by and among the Company and the named investors.

4.2	Form of Warrant

10.1	Share Exchange Agreement dated October 5, 2007 by and among the Company, Zhang Ze and Innomind Group Limited

10.2	Translation of Purchase Agreement, dated as of October 3, 2007, by and among Dalian Rino Engineering Science and Technology Co., Ltd., and Dalian Innomind Environment Engineering Co., Ltd.

10.3
Translation of Entrusted Management Agreement, dated as of October 3, 2007, by and among Dalian Innomund Environment Engineering Co., Ltd., Dalian Rino Engineering Science and Technology Co., Ltd., Dejun Zou and Jianping Qiu.

10.4	Translation of Patent Transfer Contract, dated as of October 3, 2007, by and among Dalian Rino Engineering Science and Technology Co., Ltd., and Dalian Innomind Environment Engineering Co., Ltd.

10.5	Translation of Shareholders’ Voting Proxy Agreement, dated as of October 3, 2007, by and among Dalian Innomind Environment Engineering Co., Ltd., Dejun Zou and Jianping Qiu.

10.6	Translation of Exclusive Option Agreement, dated as of October 3, 2007, by and among Dalian Innomind Environment Engineering Co., Ltd., Dejun Zou and Jianping Qiu.

10.7	Translation of Pledge of Equity Agreement, dated as of October 3, 2007, by and among Dalian Innomind Environment Engineering Co., Ltd., Dejun Zou and Jianping Qiu.

16.1	Letter dated October 10, 2007 from S.W. Hatfield, CPA, to the Securities and Exchange Commission.

17.1	Letter dated October 5, 2007, from Glenn A. Little to the Company.

99.1	Press Release dated October 12, 2007.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2007

JADE MOUNTAIN CORPORATION
(Registrant)

By:	/s/ Zou Dejun
Zou Dejun
Chief Executive Officer

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND TECHNOLOGY CO., LTD.

Jimmy C.H. Cheung & Co Certified Public Accountants (A member of Kreston International)	Registered with the Public Company Accounting Oversight Board

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Dalian Rino Environment Engineering Science And Technology Co., Ltd.

We have audited the accompanying balance sheets of Dalian Rino Environment Engineering Science And Technology Co., Ltd., as of December 31, 2006 and 2005 and the related statements of operations and comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dalian Rino Environment Engineering Science And Technology Co., Ltd., as of December 31, 2006 and 2005, and the profits of its operations and its cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

JIMMY C.H. CHEUNG & CO
Certified Public Accountants

Hong Kong

Date: January 13, 2007

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email: jchc@krestoninternational.com.hk Website: http://www.jimmycheungco.com

1

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND TECHNOLOGY CO., LTD.

BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND 2005

ASSETS

	2006	2005

CURRENT ASSETS
Cash and cash equivalents	$3,603,320	$70,326
Accounts receivable, net of allowances	5,622,219	489,104
Contracts in progress	-	731,302
Inventories, net	111,321	895,095
Other current assets and prepaid expenses	973,018	2,302,045
Value added tax recoverable	-	459,090
Total Current Assets	10,309,878	4,946,962

PROPERTY AND EQUIPMENT, NET	10,460,727	6,305,272

OTHER ASSETS
Intangible assets, net	268,628	-
Land use rights, net	528,084	522,341
TOTAL ASSETS	$21,567,317	$11,774,575

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,858,078	$1,221,763
Other payables and accrued liabilities	885,674	3,082,735
Notes payable	4,221,298	3,715,907
Due to a stockholder	450,645	385,159
Other taxes payable	195,438	-
Income tax payable	540,531	20,959
Value added tax payable	12,500	-
Total Current Liabilities	10,164,164	8,426,523

LONG-TERM LIABILITIES
Notes payable - long term	3,453,790	-
Deferred tax liabilities	655,705	65,804
TOTAL LIABILITIES	14,273,659	8,492,327

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Registered capital of $3,776,381 fully paid as of 2006
and $3,118,882 fully paid as of 2005	3,776,381	3,118,882
Additional paid-in capital	52,846	26,364
Retained earnings
Unappropriated	2,940,597	102,784
Appropriated	326,556	11,243
Accumulated other comprehensive gain	197,278	22,975
Total Stockholders' Equity	7,293,658	3,282,248

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,567,317	$11,774,575

The accompanying notes are an integral part of these financial statements

2

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

NET SALES
Contracts	$8,635,094	$3,585,299
Services	1,672,536	-
Government grant	448,515	52,418
	10,756,145	3,637,717
COST OF SALES
Cost of contracts	(4,874,851)	(2,626,882)
Cost of services	(190,213)	-
Depreciation	(279,880)	(146,944)
	(5,344,944)	(2,773,826)

GROSS PROFIT	5,411,201	863,891

OPERATING EXPENSES
Selling, general and administrative expenses	690,621	278,048
Depreciation	87,750	87,766
Amortization of land use rights	11,122	10,821
Total Operating Expenses	789,493	376,635

INCOME FROM OPERATIONS	4,621,708	487,256

OTHER INCOME (EXPENSES)
Other income	19,639	622
Interest income	855	8,315
Imputed interest	(26,482)	(22,744)
Interest expenses	(297,303)	(85,457)
Other expenses	(13,991)	(31,603)
Total Other Income (Expenses)	(317,282)	(130,867)

INCOME FROM OPERATIONS BEFORE TAXES	4,304,426	356,389

INCOME TAX EXPENSE	(1,151,300)	(85,390)

NET INCOME	3,153,126	270,999

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	174,303	22,975

COMPREHENSIVE INCOME	$3,327,429	$293,974

The accompanying notes are an integral part of these financial statements

3

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND TECHNOLOGY CO., LTD.

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Registered capital	Additional paid-in capital	Unappropriated retained earnings	Appropriated retained earnings	Accumulated other comprehensive gain	Total

Balance at December 31, 2004	$844,747	$3,620	$(156,972)	$-	$-	$691,395

Contribution by stockholders	2,274,135	-	-	-	-	2,274,135

Imputed interest on advances from a stockholder	-	22,744	-	-	-	22,744

Net income for the year	-	-	270,999	-	-	270,999

Transfer to statutory surplus reserve	-	-	(11,243)	11,243	-	-

Foreign currency translation gain	-	-	-	-	22,975	22,975

Balance at December 31, 2005	3,118,882	26,364	102,784	11,243	22,975	3,282,248

Contribution by stockholders	657,499	-	-	-	-	657,499

Imputed interest on advances from a stockholder	-	26,482	-	-	-	26,482

Net income for the year	-	-	3,153,126	-	-	3,153,126

Transfer to statutory surplus reserve	-	-	(315,313)	315,313	-	-

Foreign currency translation gain	-	-	-	-	174,303	174,303

Balance at December 31, 2006	$3,776,381	$52,846	$2,940,597	$326,556	$197,278	$7,293,658

The accompanying notes are an integral part of these financial statements

4

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,153,126	$270,999
Adjusted to reconcile net income to cash provided
by (used in) operating activities:
Depreciation - cost of sales	279,880	146,944
Depreciation-operating expenses	87,750	87,766
Amortization of land use rights	11,122	10,821
Imputed interest on advances from a stockholder	26,482	22,744
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(5,011,716)	2,287,423
Contracts in progress	739,686	(498,034)
Inventories	796,329	(843,331)
Other current assets and prepaid expenses	1,375,459	(680,690)
Value added tax recoverable	464,353	(451,821)
Increase (decrease) in:
Accounts payable	2,542,849	(1,149,324)
Other payables and accrued liabilities	(2,250,644)	611,674
Business tax payable	191,413	-
Income tax payable	508,199	(1,218)
Value added tax payable	12,243	(25,220)
Deferred tax liabilities	575,642	64,762
Net cash provided by (used in) operating activities	3,502,173	(146,505)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(4,235,354)	(4,298,778)
Purchase of intangible assets	(263,096)	-
Net cash used in investing activities	(4,498,450)	(4,298,778)

CASH FLOWS FROM FINANCING ACTIVITIES
Registered capital contributed	657,499	2,274,135
Due to a stockholder	51,789	(2,122,999)
Bank loans borrowed	7,517,017	3,657,070
Bank loans repaid	(3,758,508)	-
Net cash provided by financing activities	4,467,797	3,808,206

EFFECT OF EXCHANGE RATES ON CASH	61,474	(27,441)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,532,994	(664,518)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	70,326	734,844

CASH AND CASH EQUIVALENTS AT END OF YEAR	$3,603,320	$70,326

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expenses	$297,303	$85,457
Cash paid for income tax	$67,459	$21,844

The accompanying notes are an integral part of these financial statements

5

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)	Organization

Dalian Rino Environment Engineering Science And Technology Co., Ltd. (the “Company”) was incorporated in the People’s Republic of China (“PRC”) on March 5, 2003 as a company with limited liabilities.

Dalian Rino’s principal activities are the design, development, manufacturing and installation of industrial equipment used mainly for environment protection purposes in the PRC. In accordance with the business permit, the Company’s right of operation expires on March 4, 2021 and is renewable.

(B)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C)	Cash and cash equivalents

For purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of less than three months.

(D)	Accounts receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on managements’ assessment of the credit history with the customers and current relationships with them.

(E)	Contracts in progress

Contracts in progress are stated at the lower of cost or market value and include the costs and earnings in excess of billings, pursuant to the percentage of completion method of accounting for long-term fixed price contracts. The costs of contracts in progress include production costs and related overhead, including an applicable portion of general and administrative expenses. As of December 31, 2006, the Company has no contracts in progress.

(F)	Inventories

Raw materials are stated at the lower of cost or market value, cost being calculated on the weighted average basis.

The Company provided inventory allowances based on excess and obsolete inventories determined principally by customer demand.

6

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(G)	Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives. The estimated useful lives are as follows:

Buildings	30 Years
Plant and machinery	15 Years
Motor vehicles	10 Years
Furniture, fixtures and equipment	5 Years

Land use rights are stated at cost, less accumulated amortization and are amortized over the term of the relevant rights of 50 years from the date of acquisition.

(H)	Long-lived assets

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the impairment or disposal of Long-Lived Assets", long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows related to the long- lived assets. The Company reviews long-lived assets to determine that carrying values are not impaired.

(I)	Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The carriying amounts of accounts receivable, other receivables and prepaid expenses, accounts payable, other payables and accrued liabilities and due to a stockholder approximate their fair values because of the short-term nature of the instruments. The fair value of long term notes payable approximates their carrying value as the interest rates does not significantly differ from market.

(J)	Intangible assets

Under the Statement of Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”, all goodwill and certain intangible assets determined to have indefinite lives will not be amortized but will be tested for impairment at least annually. Intangible assets other than goodwill will be amortized over their estimated useful lives and reviewed for impairment in accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets”.

7

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(K)	Revenue recognition

Industrial equipment

The Company enters into long-term fixed price contracts with customers to manufacture and install industrial equipment. Revenue on long-term fixed price contracts is recognized under the percentage-of-completion method in accordance with the American Institute of Certified Public Accountants Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”. Under the percentage-of-completion method, management estimates the percentage-of-completion based upon costs incurred as a percentage of the total estimated costs to the customer. When total cost estimates exceed revenues, the Company accrues for the estimated losses immediately. The use of the percentage of completion method requires significant judgment relative to estimating total contract revenues and costs, including assumptions relative to the length of time to complete the project, the nature and complexity of the work to be performed, and anticipated changes in estimated costs. Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. When revisions in estimated contract revenues and costs are determined, such adjustments are recorded in the period in which they are first identified. For instances where the work performed on fixed price contracts is of relatively short duration, revenue is recognized when the work is completed.

The Company also provides technical professional services to its customers based on a fixed-price time contract. The Company recognizes services-based revenue from all of its contracts when the services have been performed, the customers have approved the completion of the services and invoices have been issued and collectibility is reasonably assured.

Government grant

The local government of Dalian City also approved grants to the Company to encourage the high technology industry. The grants are recognized as revenue on receipt from the local government.

(L)	Income taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period included the enactment date.

(M)	Foreign currency transactions

The Company maintains its accounting records in its functional currency of Renminbi (“RMB”).

Foreign currency transactions during the year are translated to the functional currency at the approximate rates of exchange on the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date. Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired. Exchange gains or losses are recorded in the statement of operations.

8

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(N)	Foreign currency translation

The financial statements of the Company (whose functional currency is RMB) are translated into US$ using the closing rate method. The balance sheet items are translated into US$ using the exchange rates at the respective balance sheet dates. The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expense items are translated at the average exchange rate for the year. All exchange transaction differences are recorded within equity.

(O)	Comprehensive income

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported as other comprehensive income gain (loss) in the statements of operations and stockholders’ equity. Comprehensive income for the years ended December 31, 2006 and 2005 were $174,303 and $22,975 respectively.

(P)	Segments

The Company operates in only one segment, thereafter segment disclosure is not presented.

(Q)	Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation provides that the tax effects from an uncertain tax position can be recognized in the Company’s financial statements, only if the position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of fiscal 2007, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company’s financial position.

In September 2006, FASB issued Statement 157, Fair Value Measurements. This statement defines fair value and establishes a framework for measuring fair value in generally accepted accounting principles (GAAP). More precisely, this statement sets forth a standard definition of fair value as it applies to assets or liabilities, the principal market (or most advantageous market) for determining fair value (price), the market participants, inputs and the application of the derived fair value to those assets and liabilities. The effective date of this pronouncement is for all full fiscal and interim periods beginning after November 15, 2007. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company’s financial position.

In September 2006, FASB issued Statement 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, which amend FASB Statements No. 87, 88, 106 and 132(R). This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its financial statements and to recognize changes in that funded status in the year in which the changes occur. The effective date for the Company would be for any full fiscal years ending after December 15, 2006. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company’s financial position.

9

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(R)	Recent Accounting Pronouncements (Continued)

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial statements” (SAB No. 108”), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of materiality assessment. SAB No. 108 is effective as of the end of the Company’s 2006 fiscal year, allowing a one-time transitional cumulative effect adjustment to beginning retained earnings as of January 1, 2006 for errors that were not previously deemed material, but are material under the guidance in SAB No. 108. The adoption of SAB 108 did not have an impact on the Company’s financial statements.

2.	ACCOUNTS RECEIVABLE, NET OF ALLOWANCES

Accounts receivable at December 31, 2006 and 2005 consisted of the following:

	2006	2005

Accounts receivable	$5,622,219	$489,104
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$5,622,219	$489,104

As of December 31, 2006 and 2005, the Company considered all accounts receivable collectable and has not recorded a provision for doubtful accounts.

3.	INVENTORIES

Inventories at December 31, 2006 and 2005 consisted of the following:

	2006	2005

Raw materials	$111,321	$895,095
Less: provision for obsolescence	-	-
	$111,321	$895,095

For the years ended December 31, 2006 and 2005, no provision for obsolete inventories was recorded by the Company.

4.	OTHER CURRENTS ASSETS AND PREPAID EXPENSES

Other current assets and prepaid expenses at December 31, 2006 and 2005 consisted of the following:

	2006	2005

Other receivables	$19,799	$67,802
Advances to staff	25,334	33,185
Deposits with suppliers	801,246	2,201,058
Prepaid expenses	126,639	-
	$973,018	$2,302,045

10

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

5.	PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31:

	2006	2005

Buildings	$3,290,591	$1,672,760
Plant and machinery	6,898,832	3,050,743
Motor vehicles	606,877	463,167
Furniture and office equipment	254,269	181,524
Construction in progress	66,837	1,209,479
	11,117,406	6,577,673
Less: accumulated depreciation	656,679	272,401
Property and equipment, net	$10,460,727	$6,305,272

Depreciation expenses for the years ended December 31, 2006 and 2005 were $367,630 and $234,710 respectively.

6.	INTANGIBLE ASSETS

The following is a summary of intangible assets at December 31:

	2006	2005

Patents	$268,628	$-
Less: accumulated amortization	-	-
	$268,628	$-

In 2006, the Company acquired from a third party an exclusive license under patent rights of $268,628 for a plastic materials integration technology for a period of three years subject to further renewal.

The intangible assets will be amortized over the period from the date of application of the technology to the Company’s products to the expiry date of the license agreement on a straight line basis. No amortization expense for 2006 was recorded as the Company is in the process of integrating the technology into its products. The intangible assets were placed in service in January 2007 and May 2007 respectively.

7.	LAND USE RIGHTS

The following is a summary of land use rights at December 31:

	2006	2005

Cost	$567,772	$549,775
Less: accumulated amortization	39,688	27,434
	$528,084	$522,341

The land use rights are amortized over fifty years of the term of the leases. The amortization expense for both 2006 and 2005 was $11,122 and 10,821, respectively.

11

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

8.	OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities at December 31, 2006 and 2005 consist of the following:

	2006	2005

Other payables	$279,273	$90,977
Deposits from customers	4,973	2,192,889
Short-term advances from third parties	454,109	780,340
Accrued liabilities	147,319	18,529
	$885,674	$3,082,735

12

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

9.	NOTES PAYABLE

Balances at December 31, 2006 and 2005 consist of the following:

	2006	2005

Note payable to a bank, interest rate of 6.696% per annum,	$-	$2,477,271
collateralized by land and buildings and plant and
machinery of the Company, due November 2006

Note payable to a bank, interest rate of 5.58% per annum,	-	619,318
collateralized by land and bulidings of the Company
and guaranteed by a third party, due February 2006

Note payable to a bank, interest rate of 5.58% per annum,	-	619,318
collateralized by land and bulidings of the Company
and guaranteed by a third party, due April 2006

Note payable to a bank, interest rate of 6.732% per annum,	537,256	-
collateralized by plant and machinery of the Company
and guaranteed by a third party, due December 2007

Note payable to a bank, interest rate of 6.732% per annum,	3,556,124	-
collateralized by plant and machinery of the Company
and guaranteed by a third party, due November 2007

Note payable to a bank, interest rate of 7.128% per annum,	127,918	-
collateralized by buildings of the Company
and guaranteed by stockholders of the Company
and a third party, due December 2007

Note payable to a bank, interest rate of 7.128% per annum,	255,836	-
collateralized by buildings of the Company
and guaranteed by stockholders of the Company
and a third party, due December 2008

Note payable to a bank, interest rate of 7.128% per annum,	639,592	-
collateralized by buildings of the Company
and guaranteed by stockholders of the Company
and a third party, due December 2009

Note payable to a bank, interest rate of 7.128% per annum,	1,279,181	-
collateralized by buildings of the Company
and guaranteed by stockholders of the Company
and a third party, due December 2010

Note payable to a bank, interest rate of 7.128% per annum,	1,279,181	-
collateralized by buildings of the Company
and guaranteed by stockholders of the Company
and a third party, due December 2011
	7,675,088	3,715,907
Less: current maturities	4,221,298	3,715,907
	$3,453,790	$-

13

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

9.	NOTES PAYABLE (CONTINUED)

Maturities are as follows:

For the years ending December 31,
2007	$4,221,298
2008	255,836
2009	639,592
2010	1,279,181
2011	1,279,181
$7,675,088
Interest paid in 2006 and 2005 was $297,303 and $85,457 respectively.

10.	INCOME TAX

The Company was incorporated in the PRC and is subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. The applicable tax rate has been 33% and no tax benefit is expected from the tax credits in the future. The income tax expenses for 2006 and 2005 are summarized as follows:

	Year ended December 31,
	2006	2005

Current	$575,658	$20,628
Deferred	575,642	64,762
	$1,151,300	$85,390

A reconciliation of the provision for income taxes compared with the amount at the PRC statutory income rate was as follows:

	Year ended December 31,
	2006	2005

Tax at PRC statutory income tax rate	$1,420,461	$117,608
Tax effect of income not taxable	(148,010)	(8,045)
Tax benefit on research and development expenses	(66,150)	-
Tax effect of timing difference arising from depreciation
not recognized	(58,979)	(24,173)
Other adjustments	3,978	-
Total income tax expenses	$1,151,300	$85,390

Deferred income tax liabilities for 2006 and 2005 reflect the effect of temporary differences between amounts of assets, liabilities, and equity for financial reporting purposes and the bases of such assets, liabilities, and equity as measured by tax laws.

Deferred income tax liabilities mainly result from temporary differences for revenues earned but not yet taxable under the PRC tax regulations. All the deferred tax liabilities are classified as long-term liabilities as the Company will not be demanded for payment within the next twelve months.

11.	RELATED PARTY TRANSACTIONS

The Company owed $450,645 and $385,159 to a stockholder as of December 31, 2006 and 2005 respectively for advances made on an unsecured basis, repayable on demand and interest free. Imputed interest is charged at 6% per annum on the amount due. Total imputed interest recorded as additional paid-in capital amounted to $26,482 and $22,744 for the year ended December 31, 2006 and 2005, respectively.

14

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

12.	STOCKHOLDERS’ EQUITY

(A)	Appropriated retained earnings

The Company is required to make appropriations to the statutory surplus reserve based on the after-tax net income determined in accordance with the laws and regulations of the PRC. Prior to January 1, 2006 the appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the laws and regulations of the PRC until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined by the Board of Directors. Effective January 1, 2006, the Company is only required to contribute to one statutory reserve fund at 10 percent of net income after tax per annum, such contributions not to exceed 50 percent of the respective company’s registered capital.

The statutory reserve funds are restricted for use to set off against prior period losses, expansion of production and operation or for the increase in the registered capital of the Company. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation.

During 2006 and 2005, the Company appropriated $315,313 and $11,243 respectively to the reserves funds based on its net income in accordance with the laws and regulations of the PRC.

13.	COMMITMENTS AND CONTINGENCIES

(A)	Employee benefits

The full time employees of the Company are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The total provisions and contributions made for such employee benefits was $9,746 and $14,043 for the years ended December 31, 2006 and 2005, respectively. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

(B)	Capital commitments

As of December 31, 2006 and 2005, the Company had firm purchase commitments for capital projects in progress of $702,494 and $829,794 respectively.

14.	CONCENTRATIONS AND RISKS

During 2006 and 2005, 100% of the Company’s assets were located in China and 100% of the Company’s revenues were derived from companies located in China.

The Company relied on five customers and sales to those customers for the years ended December 31, 2006 and 2005 were as follows:

	Customer A	Customer B	Customer C	Customer D	Customer F
For the year ended
December 31, 2006	35%	28%	16%	15%	-
December 31, 2005	68%	-	-	-	15%

At December 31, 2006 and 2005, accounts receivable from those customers totaled $3,500,807 and $0 respectively.

15

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

15.	SUBSEQUENT EVENT

On January 12, 2007, the Company entered into an agreement for the purchase of land use rights in the PRC of $281,061.

16

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.
CONDENSED BALANCE SHEET
AS OF JUNE 30, 2007
(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$341,174
Accounts receivable, net of allowances	6,889,521
Contracts in progress	4,079,133
Inventories, net	169,081
Other current assets and prepaid expenses	9,543,071
Total Current Assets	21,021,980

PROPERTY AND EQUIPMENT, NET	10,471,162

OTHER ASSETS
Prepaid expenses (non-current)	111,478
Intangible assets, net	637,175
Land use rights, net	867,733
TOTAL ASSETS	$33,109,528

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,859,986
Other payables and accrued liabilities	998,111
Notes payable	4,327,982
Due to a stockholder	325,344
Business tax payable	559,687
Income tax payable	48,663
Value added tax payable	171,415
Total Current Liabilities	10,291,188

LONG-TERM LIABILITIES
Notes payable - long term	3,541,076
Deferred tax liabilities	4,336,150
TOTAL LIABILITIES	18,168,414

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Registered capital	3,776,381
Additional paid-in capital	76,864
Retained earnings
Unappropriated	10,278,144
Appropriated	326,556
Accumulated other comprehensive gain	483,169
Total Stockholders' Equity	14,941,114
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$33,109,528

The accompanying notes are an integral part of these financial statements

1

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.
CONDENSED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME
(UNAUDITED)

	For the three months ended		For the six months ended
	June 30		June 30
	2007	2006	2007	2006

NET SALES
Contracts	$12,112,003	$1,653,431	$19,282,958	$2,953,993
Services	6,720,231	498,865	9,314,372	830,302
Government grant	69,858	373,170	69,858	373,170
	18,902,092	2,525,466	28,667,188	4,157,465
COST OF SALES
Cost of contracts	(7,496,910)	(981,157)	(11,866,397)	(1,848,404)
Cost of services	(955,912)	(56,734)	(1,344,839)	(94,428)
Depreciation	(137,955)	(64,292)	(258,128)	(125,972)
	(8,590,777)	(1,102,183)	(13,469,364)	(2,068,804)

GROSS PROFIT	10,311,315	1,423,283	15,197,824	2,088,661

OPERATING EXPENSES
Selling expenses	1,377,964	-	1,962,547	-
General and administrative expenses	1,226,134	106,673	1,899,792	202,369
Depreciation	27,638	21,144	54,096	41,220
Amortization of intangible assets	66,667	-	18,327	-
Amortization of land use rights	2,886	2,766	5,742	5,521
Total Operating Expenses	2,701,289	130,583	3,940,504	249,110

INCOME FROM OPERATIONS	7,610,026	1,292,700	11,257,320	1,839,551

OTHER INCOME (EXPENSES)
Other income	5,140	-	5,140	-
Interest income	782	243	2,420	329
Imputed interest	(5,794)	(7,083)	(24,018)	(13,155)
Interest expenses	(151,169)	(78,538)	(286,112)	(141,802)
Other expenses	(277)	(112)	(3,187)	(286)
Total Other Income (Expenses)	(151,318)	(85,490)	(305,757)	(154,914)

INCOME FROM OPERATIONS BEFORE TAXES	7,458,708	1,207,210	10,951,563	1,684,637

INCOME TAX EXPENSE	(2,461,374)	(275,233)	(3,614,016)	(432,784)

NET INCOME	4,997,334	931,977	7,337,547	1,251,853

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	204,436	18,259	285,891	17,081

COMPREHENSIVE INCOME	$5,201,770	$950,236	$7,623,438	$1,268,934

2

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the six months ended
	June 30, 2007	June 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,337,547	$1,251,853
Adjusted to reconcile net income to cash
used in operating activities:
Depreciation - cost of sales	258,128	125,972
Depreciation-operating expenses	54,096	41,220
Amortization of intangible assets	18,327	-
Amortization of land use rights	5,742	5,521
Imputed interest on advances from a stockholder	24,018	13,155
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(1,109,901)	(1,769,149)
Contracts in progress	(4,023,624)	(448,010)
Inventories	(54,199)	601,645
Other current assets and prepaid expenses	(8,429,175)	915,427
Value added tax recoverable	-	268,502
Prepaid expenses ( non-current)	(109,961)	-
Increase (decrease) in:
Accounts payable	(94,296)	112,448
Other payables and accrued liabilities	88,828	(1,718,608)
Business tax payable	354,420	41,515
Income tax payable	(498,649)	145,271
Value added tax payable	156,441	-
Deferred tax liabilities	3,614,015	260,300
Net cash used in operating activities	(2,408,243)	(152,938)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(123,368)	(1,445,607)
Purchase of intangible assets	(375,162)	-
Purchase of land use rights	(327,604)	-
Net cash used in investing activities	(826,134)	(1,445,607)

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution by stockholders	-	657,499
Due to a stockholder	(134,830)	51,706
Bank loans borrowed	-	621,949
Net cash (used in) provided by financing activities	(134,830)	1,331,154

EFFECT OF EXCHANGE RATES ON CASH	107,061	339,200

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,262,146)	71,809

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,603,320	70,326

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$341,174	$142,135

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expenses	$286,112	$141,802
Cash paid for income tax	$498,650	$27,214

The accompanying notes are an integral part of these financial statements

3

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF JUNE 30, 2007 (UNAUDITED)

NOTE 1 BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

(A)	Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position at June 30, 2007, the results of operations for the three months and six months ended June 30, 2007 and 2006, and cash flows for the six months ended June 30, 2007 and 2006. The results for the six months ended June 30, 2007 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2007.

For further information, refer to the financial statements and footnotes of the Company for the year ended December 31, 2006 and 2005.

(B)	Revenue recognition

The Company enters into long-term fixed price contracts with customers to manufacture and install industrial equipment. Revenue on long-term fixed price contracts is recognized under the percentage-of-completion method in accordance with the American Institute of Certified Public Accountants Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”. Under the percentage-of-completion method, management estimates the percentage-of-completion based upon costs incurred as a percentage of the total estimated costs to the customer. When total cost estimates exceed revenues, the Company accrues for the estimated losses immediately. The use of the percentage of completion method requires significant judgment relative to estimating total contract revenues and costs, including assumptions relative to the length of time to complete the project, the nature and complexity of the work to be performed, and anticipated changes in estimated costs. Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. When revisions in estimated contract revenues and costs are determined, such adjustments are recorded in the period in which they are first identified. For instances where the work performed on fixed price contracts is of relatively short duration, revenue is recognized when the work is completed.

The Company also provides technical professional services to its customers based on a fixed-price time contract. The Company recognizes services-based revenue from all of its contracts when the services have been performed, the customers have approved the completion of the services and invoices have been issued and collectibility is reasonably assured.

To utilize the idle time of its heavy duty machining tools, the Company provides machining services to customers. The machining service revenue is recognized when the performance of the service is completed, customer’s acceptance has been received and invoice is issued and collectibility is reasonably assured.

4

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF JUNE 30, 2007 (UNAUDITED)

NOTE 1 BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(C)	Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation provides that the tax effects from an uncertain tax position can be recognized in the Company’s financial statements, only if the position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of fiscal 2007, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of this new Standard, but believes that it will not have a material impact on its financial position.

In September 2006, FASB issued Statement 157, Fair Value Measurements. This statement defines fair value and establishes a framework for measuring fair value in generally accepted accounting principles (GAAP). More precisely, this statement sets forth a standard definition of fair value as it applies to assets or liabilities, the principal market (or most advantageous market) for determining fair value (price), the market participants, inputs and the application of the derived fair value to those assets and liabilities. The effective date of this pronouncement is for all full fiscal and interim periods beginning after November 15, 2007. The Company is currently evaluating the impact of this new Standard, but believes that it will not have a material impact on its financial position.

In September 2006, FASB issued Statement 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, which amend FASB Statements No. 87, 88, 106 and 132(R). This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its financial statements and to recognize changes in that funded status in the year in which the changes occur. The effective date for the Company would be for any full fiscal years ending after December 15, 2006. The Company is currently evaluating the impact of this new Standard, but believes that it will not have a material impact on its financial position.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial statements” (SAB No. 108”), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of materiality assessment. SAB No. 108 is effective as of the end of the Company’s 2006 fiscal year, allowing a one-time transitional cumulative effect adjustment to beginning retained earnings as of January 1, 2006 for errors that were not previously deemed material, but are material under the guidance in SAB No. 108. The adoption of SAB 108 did not have an impact on the Company’s financial statements.

NOTE 2 CONTRACTS IN PROGRESS

Contracts in progress includes the costs and estimated earnings on uncompleted contracts, net against the billings. Billings in excess of the costs and estimated earnings is reported as a liability.

NOTE 3 OTHER CURRENT ASSETS AND PREPAID EXPENSES

Other current assets and prepaid expenses as of June 30, 2007 consist of the following:

Other receivables	$295,811
Advances to staff	84,127
Deposits with suppliers	9,104,115
Prepaid expenses	59,018
$9,543,071

During the six months ended June 30, 2007, the Company paid deposits totalling $8,176,116 to a supplier for materials consumed in contracts due to start in the second half of 2007.

5

DALIAN RINO ENVIRONMENT ENGINEERING SCIENCE AND
TECHNOLOGY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF JUNE 30, 2007 (UNAUDITED)

 NOTE 4 PREPAID EXPENSES (NON-CURRENT)

These represent research and development costs paid to a third party under two agreements for services over a period of three years and five years. The costs will be amortized over the lives of the agreements.

The amount amortized as research and development expenses for the six months ended June 30, 2007 and 2006 was $ 6,468 and $0 respectively.

NOTE 5 INTANGIBLE ASSETS

In 2006, the Company acquired from a third party an exclusive license under patent rights for $268,628 for a de-oxidation paint formula and production technique for a period of three years subject to further renewal. In April 2007, the Company re-negotiated with the third party to extend the license to fifteen years at an additional cost of $255,976.

In May 2007, the Company acquired from a third party a patent right for $131,151 for a desulphurization technology for a period of ten years.

The following is a summary of intangible assets as of June 30, 2007:

Patents	$655,755
Less: accumulated amortization	18,580
$637,175

The intangible assets acquired for the de-oxidation and desulphurization technology are amortized on a straight-line basis over their useful life starting January 2007 and June 2007 respectively. For the six months ended June 30, 2007 and 2006, the amount amortized was $18,327 and $0 respectively.

NOTE 6 LAND USE RIGHTS

Under the law of the PRC, land is owned by the government. Private enterprises are allowed to lease and use of the land. The following is a summary of land use rights acquired by the Company as of June 30, 2007:

Cost	$914,245
Less: accumulated amortization	46,512
$867,733

The land use rights are amortized over the term of the leases of fifty years. The amortization expense for the six months ended June 30, 2007 and 2006 was $5,742 and 5,521, respectively.

NOTE 7 RELATED PARTY TRANSACTIONS

As of June 30, 2007, the Company owed a stockholder $325,344 for advances made on an unsecured basis and free of interest payment and repayable on demand. Imputed interest is charged at 7% per annum on the amount due. Total imputed interest recorded as additional paid-in capital amounted to $24,018 and $13,155 for the six months ended June 30, 2007 and 2006, respectively.

6

JADE MOUNTAIN CORPORATION

INDEX

	Page
Report of Registered Independent Certified Public Accounting Firm	F-2
Financial Statements	
Balance Sheets as of December 31, 2006 and 2005	F-3
Statements of Operations and Comprehensive Loss for the years ended December 31, 2006 and 2005	F-4
Statement of Changes in Stockholders' Deficit for the years ended December 31, 2006 and 2005	F-5
Statements of Cash Flows for the years ended December 31, 2006 and 2005	F-6
Notes to Financial Statements	F-7

F-1

S. W. Hatfield, CPA
certified public accountants
Use our past to assist your future.

Report of Independent Registered Certified Public Accounting Firm

Stockholders and Board of Directors
Jade Mountain Corporation

We have audited the accompanying balance sheets of Jade Mountain Corporation (formerly Applied Biometrics, Inc.) (a Nevada corporation) (Company) as of December 31, 2006 and 2005 and the related statements of operations and comprehensive loss, changes in stockholders' deficit and cash flows for each of the years ended December 31, 2006 and 2005, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jade Mountain Corporation (formerly Applied Biometrics, Inc.) as of December 31, 2006 and 2005 and the results of their consolidated operations and cash flows for each of the years ended December 31, 2006 and 2005, respectively, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses and has a working capital deficiency as more fully described in Notes to Financial Statements. These issues among others raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ S. W. Hatfield, CPA
S. W. HATFIELD, CPA

Dallas, Texas
March 20, 2007

214.342.9635
800.244.0639
f 214.342.9601
swhcpa@aol.com

9002 Green Oaks Circle,
2nd Floor
Dallas, Texas 75243-7212

F-2

JADE MOUNTAIN CORPORATION

Balance Sheets

December 31, 2006 and 2005

	December 31, 2006	December 31, 2005
ASSETS		
Current Assets		
Cash on hand and in bank	$ 24,762	$ 703,954
Total Current Assets	$ 24,762	$ 703,954
LIABILITIES AND STOCKHOLDERS' DEFICIT		
Current Liabilities		
Accounts payable - trade	$ -	$ -
Loan from stockholder	25,402	25,000
Accrued interest payable to stockholder	2,646	99
Total Current Liabilities	28,048	25,099
Commitments and Contingencies		
Stockholders' Deficit		
Preferred stock - $0.0001 par value 50,000,000 shares authorized. None issued and outstanding	-	-
Common stock - $0.0001 par value. 100,000,000 shares authorized. 15,883,404 and 5,883,404 shares issued and outstanding	1,588	588
Additional paid-in capital	25,195,665	25,096,665
Accumulated deficit	(25,200,539)	(24,418,398)
Total Stockholders' Deficit	(3,286)	678,855
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 24,762	$ 703,954

F-3

	Year ended December 31, 2006	Year ended December 31, 2005
Revenues	$ -	$ -
Operating Expenses		
Professional fees	25,840	22,469
General and administrative expense	6,367	5,354
Total Operating Expenses	32,207	27,823
Loss from Operations	(32,207)	(27,823)
Other Income (Expense)		
Interest income	8,630	18,884
Interest expense	(2,547)	(99)
Loss before Income Taxes	(26,124)	(9,038)
Provision for Income Taxes	-	-
Net Loss	(26,124)	(9,038)
Other Comprehensive Income	-	-
Comprehensive Loss	$(26,124)	$ (9,038)
Loss per weighted-average share of common stock outstanding, computed on net loss - basic and fully diluted	nil	nil
Weighted-average number of common shares outstanding	11,088,883	5,883,404

F-4

JADE MOUNTAIN CORPORATION
Statement of Changes in Stockholders' Deficit
Years ended December 31, 2006 and 2005

	Common Stock Shares	Common Stock Amount	Additional paid-in capital	Accumulated Deficit	Total
Balances at January 1, 2005	5,883,404	$ 588	$25,096,665	$(24,409,360)	$688,529
Net loss for the year	-	-	-	(9,038)	(9,038)
Balances at December 31, 2005	5,883,404	588	25,096,665	(24,418,398)	678,855
Conversion of note payable to common stock	10,000,000	1,000	99,000	-	100,000
Payment of cash dividend	-	-	-	(756,017)	(756,017)
Net loss for the year	-	-	-	(26,124)	(26,124)
Balances at December 31, 2006	15,883,404	$1,588	$25,195,665	$(25,200,539)	$ (3,286)

F-5

	Year ended December 31, 2006	Year ended December 31, 2005
Cash flows from operating activities		
Net loss for the year	$(26,124)	$ (9,038)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities		
Depreciation and amortization	-	-
(Increase) Decrease in		
Accounts receivable	-	2,354
Increase (Decrease) in		
Accounts payable and other accrued liabilities	2,547	(11,228)
Net cash provided by (used in) operating activities	(23,577)	(17,912)
Cash flows from investing activities	-	-
Cash flows from financing activities		
Cash received on loans from stockholder	100,402	25,000
Cash dividends paid	(756,017)	-
Net cash provided by financing activities	(655,615)	25,000
INCREASE (DECREASE) IN CASH	(679,192)	7,088
Cash at beginning of year	703,954	696,866
Cash at end of year	$ 24,762	$703,954
Supplemental disclosure of interest and income taxes paid		
Interest paid for the period	$ -	$ -
Income taxes paid for the period	$ -	$ -
Supplemental disclosure of non-cash investing and financing activities		
Conversion of note payable to shareholder to common stock	$100,000	$ -

F-6

JADE MOUNTAIN CORPORATION

Notes to Financial Statements

December 31, 2006 and 2005

Note A - Description of Business

In connection with its decision to cease business operations in August 2000, the Company's Chief Executive Officer resigned, all other employees were laid off and all but two of the Company's directors resigned. At that time, the Board of Directors retained Manchester Companies, Inc. (Manchester), a Minneapolis, Minnesota based investment banking firm, to provide management services to facilitate the winding down and liquidation of the Company, and to act as the Company's exclusive agent to assist it with a merger, sale, exchange, combination or any similar transaction related to the Company. During the latter part of 2000, the Company wound down its business operations, eliminated most expenses and negotiated the termination or satisfaction of all of its obligations. This process was essentially completed in January 2001. In April 2001, the remaining two members of the Company's Board of Directors resigned. As part of its engagement by the Company's Board of Directors, Manchester actively sought merger candidates for the Company. To date, no candidate or transaction has emerged as a viable option for merging with the Company. Because no acceptable merger candidate has emerged, it was requested that the Company liquidate and dissolve and distribute the remaining assets to the shareholders of the Company. In furtherance of this request, on May 13, 2002 the Company received a formal notice from shareholders holding more than 10% of the Company's outstanding stock requesting that the Company call and hold a shareholder meeting for the purposes of: a) approving a plan of complete liquidation and dissolution of the Company; b) setting the number of members of the Board of Directors at one; c) electing one director to serve until dissolution of the Company (or, if the Company is not dissolved for any reason, for a term ending at the next annual shareholder meeting or until his successor is elected and qualified); and d) ratifying, approving and confirming the engagement of Manchester, pursuant to the terms of its current engagement agreement with the Company, to take all appropriate actions, on behalf of the Company, in connection with the liquidation and dissolution of the Company.

Note B - Preparation of Financial Statements

F-7

JADE MOUNTAIN CORPORATION
BALANCE SHEETS
June 30, 2007 and 2006

(UNAUDITED)

	June 30, 2007	June 30, 2006

ASSETS
CURRENT ASSETS
Cash on hand and in bank	$18,003	$9,161

TOTAL CURRENT ASSETS	18,003	9,161

TOTAL ASSETS	$18,003	$9,161

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES
Accounts payable - trade	$--	$--
Accrued interest payable to current majority stockholder	3,410	2,083

TOTAL CURRENT LIABILITIES	3,410	2,083

LONG-TERM LIABILITIES
Note payable to current majority stockholder	25,402	402

TOTAL LIABILITIES	28,812	2,485

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
Preferred stock - $0.0001 par value
50,000,000 shares authorized
None issued and outstanding	--	--
Common stock - $0.0001 par value
100,000,000 shares authorized
15,883,404 shares issued and outstanding	1,588	1,588
Additional paid-in capital	25,195,665	25,195,665
Accumulated deficit	(25,208,062)	(25,190,577)

TOTAL STOCKHOLDERS' DEFICIT	(10,809)	6,676

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,003	$9,161

The financial information presented herein has been prepared by management without audit by independent certified public accountants.

The accompanying notes are an integral part of these financial statements.

1

JADE MOUNTAIN CORPORATION
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
Six and Three months ended June 30, 2007 and 2006

(UNAUDITED)

	Six months	Six months	Six months	Six months
	ended	ended	ended	ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
REVENUES	$--	$--	$--	$--

OPERATING EXPENSES
Professional fees	6,003	17,217	1,245	4,892
Other general and administrative expense	1,225	5,320	785	3,608

TOTAL OPERATING EXPENSES	7,228	22,537	2,030	8,500

LOSS FROM OPERATIONS	(7,228)	(22,537)	(2,030)	(8,500)

OTHER INCOME (EXPENSE)
Interest income	469	8,359	210	4,074
Interest expense	(764)	(1,984)	(384)	(1,420)

LOSS BEFORE INCOME TAXES	(7,523)	(16,162)	(2,204)	(5,846)

PROVISION FOR INCOME TAXES	--	--	--	--

NET LOSS	(7,523)	(16,162)	(2,204)	(5,846)

OTHER COMPREHENSIVE INCOME	--	--	--	--

COMPREHENSIVE LOSS	$(7,523)	$(16,162)	$(2,204)	$(5,846)

Loss per weighted-average share of
common stock outstanding, computed
on net loss - basic and fully diluted	nil	nil	nil	nil

Weighted-average number of
common shares outstanding	15,883,404	6,214,896	15,883,404	6,541,745

The financial information presented herein has been prepared by management without audit by independent certified public accountants.

The accompanying notes are an integral part of these financial statements.

2

JADE MOUNTAIN CORPORATION
STATEMENTS OF CASH FLOWS
Six months ended June 30, 2007 and 2006

(UNAUDITED)

	Six months	Six months
	ended	ended
	June 30, 2007	June 30, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	$(7,523)	$(16,162)
Adjustments to reconcile net loss to net
cash provided by (used in) operating activities
Depreciation and amortization	--	--
(Increase) Decrease in
Accounts receivable	--	--
Increase (Decrease) in
Accounts payable and other accrued liabilities	764	1,984

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(6,759)	(14,178)

CASH FLOWS FROM INVESTING ACTIVITIES	--	--

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received on loans from stockholder	--	75,402
Cash dividends paid	--	(756,017)

NET CASH PROVIDED BY FINANCING ACTIVITIES	--	(680,615)

INCREASE (DECREASE) IN CASH	(6,759)	(694,793)

Cash at beginning of year	24,762	703,954

CASH AT END OF YEAR	$18,003	$9,161

SUPPLEMENTAL DISCLOSURE OF INTEREST AND INCOME TAXES PAID
Interest paid for the period	$--	$--
Income taxes paid for the period	$--	$--

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Conversion of note payable to shareholder to common stock	$--	$100,000

The financial information presented herein has been prepared by management without audit by independent certified public accountants

The accompanying notes are an integral part of these financial statements

3

JADE MOUNTAIN CORPORATION
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Jade Mountain Corporation (Company), was originally incorporated in 1984 as Applied Biometrics, Inc. in accordance with the Laws of the State of Minnesota to develop and market a cardiac output monitoring system.

In August 2000, the Company determined that it would be unable to complete the development of its primary product, the Basis Cardiac Output Monitor and RealFlow Cardiac Output Probe and ceased its ongoing business operations.

On December 27, 2006, the shareholders of the Company approved a proposal to redomicile the Company from the State of Minnesota to the State of Nevada. The Company effected the redomicile through a merger with a new Nevada corporation which was formed by the Company on September 12, 2006 solely and specifically for the purpose of effecting the redomicile of the Company. At this time, the Company changed its corporate name to Jade Mountain Corporation.

The Company’s current business plan is to locate and combine with an existing, privately-held company which is profitable or, in management’s view, has growth potential, irrespective of the industry in which it is engaged. However, the Company does not intend to combine with a private company which may be deemed to be an investment company subject to the Investment Company Act of 1940. A combination may be structured as a merger, consolidation, exchange of the Company’s common stock for stock or assets or any other form which will result in the combined enterprise’s becoming a publicly-held corporation.

NOTE B — PREPARATION OF FINANCIAL STATEMENTS

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles and has adopted a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

During interim periods, the Company follows the accounting policies set forth in its annual audited financial statements filed with the U. S. Securities and Exchange Commission on its General Form for Registration of Securities of Small Business Issuers Under Section 12(b) or (g) of the Securities Exchange Act of 1934 on Form 10-SB for the year ended December 31, 2006. The information presented within these interim financial statements may not include all disclosures required by generally accepted accounting principles and the users of financial information provided for interim periods should refer to the annual financial information and footnotes when reviewing the interim financial results presented herein.

In the opinion of management, the accompanying interim financial statements, prepared in accordance with the U. S. Securities and Exchange Commission’s instructions for Form 10-QSB, are unaudited and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending December 31, 2007.

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JADE MOUNTAIN CORPORATION
NOTES TO FINANCIAL STATEMENTS — CONTINUED
June 30, 2007 and 2006

NOTE C — GOING CONCERN UNCERTAINTY

The Company has nominal cash on hand, has no operating assets and has a business plan with inherent risk. Because of these factors, the Company’s auditors have issued an audit opinion on the Company’s financial statements which includes a statement describing our going concern status. This means, in the auditor’s opinion, substantial doubt about our ability to continue as a going concern exists at the date of their opinion.

The Company’s majority stockholder maintains the corporate status of the Company and has provided all nominal working capital support on the Company’s behalf since the bankruptcy discharge date. Because of the Company’s lack of operating assets, its continuance is fully dependent upon the majority stockholder’s continuing support. The majority stockholder intends to continue the funding of nominal necessary expenses to sustain the corporate entity.

The Company’s continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis. Further, the Company faces considerable risk in it’s business plan and a potential shortfall of funding due to our inability to raise capital in the equity securities market. If no additional operating capital is received during the next twelve months, the Company will be forced to rely on existing cash in the bank and additional funds loaned by management and/or significant stockholders.

The Company’s business plan is to seek an acquisition or merger with a private operating company which offers an opportunity for growth and possible appreciation of our stockholders’ investment in the then issued and outstanding common stock. However, there is no assurance that the Company will be able to successfully consummate an acquisition or merger with a private operating company or, if successful, that any acquisition or merger will result in the appreciation of our stockholders’ investment in the then outstanding common stock.

The Company remains dependent upon additional external sources of financing; including being dependent upon its management and/or significant stockholders to provide sufficient working capital in excess of the Company’s initial capitalization to preserve the integrity of the corporate entity.

The Company anticipates offering future sales of equity securities. However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.     Cash and cash equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.     Reorganization costs

The Company has adopted the provisions of AICPA Statement of Position 98-5, “Reporting on the Costs of Start-Up Activities” whereby all costs incurred with the incorporation and reorganization, post-bankruptcy, of the Company were charged to operations as incurred.

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JADE MOUNTAIN CORPORATION
NOTES TO FINANCIAL STATEMENTS — CONTINUED
June 30, 2007 and 2006

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

3. Income taxes

The Company uses the asset and liability method of accounting for income taxes. At June 30, 2007 and 2006, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences generally represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

As of June 30, 2007 and 2006, the deferred tax asset related to the Company’s net operating loss carryforward is fully reserved. Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carryforwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

4.     Income (Loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

At June 30, 2007 and 2006, and subsequent thereto, the Company has no outstanding stock warrants, options or convertible securities which could be considered as dilutive for purposes of the loss per share calculation.

NOTE E — FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company’s earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company’s earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to financial risk, if any.

6

JADE MOUNTAIN CORPORATION
NOTES TO FINANCIAL STATEMENTS — CONTINUED
June 30, 2007 and 2006

NOTE F — LOANS DUE TO SHAREHOLDER

Pursuant to a November 28, 2005 $100,000 Convertible Loan Purchase Agreement with Glenn A. Little (Little), Little funded $25,000 and $75,402 in separate layers to the Company for a total of $100,402 at an interest rate of 6% per annum. This note shall be convertible at any time prior to maturity at Little’s option into restricted common stock of the Company at par value. On June 24, 2006, Little exercised a partial conversion of this note and converted $100,000 of the outstanding principal into 10,000,000 shares of restricted, unregistered common stock, which made Little the Company’s controlling shareholder.

The Company and it’s current controlling shareholder, Glenn A. Little, agreed that additional funds will be necessary in the future to support the corporate entity and comply with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. To this end, Little has agreed to lend the Company up to an additional $50,000 with a maturity period not to exceed two (2) years from the initial funding date at an interest rate of 6.0% per annum. As of June 30, 2007, Little has advanced approximately $25,000 under this agreement with an initial maturity date in August 2008.

NOTE G — COMMON STOCK TRANSACTIONS

On June 24, 2006, the Company issued 10,000,000 shares of restricted, unregistered common stock to Glenn A. Little pursuant to a Convertible Loan Purchase Agreement dated November 28, 2005 for the conversion of $100,000 of debt. The Company relied upon Section 4(2) for an exemption from registration on these shares and no underwriter was used in this transaction.

NOTE H — INCOME TAXES

The components of income tax (benefit) expense for each of the six month periods ended June 30, 2007 and 2006, respectively, are as follows:

	Six months	Six months
	ended	ended
	June 30, 2007	June 30, 2006
Federal:
Current	$--	$--
Deferred	--	--
State:
Current	--	--
Deferred	--	--
Total	$--	$--

Due to the change in control effected by the note conversion on July 24, 2006, the Company has a limited net operating loss carryforward to offset future Federal and State income taxes. The amount and availability of any net operating loss carryforwards will be subject to the limitations set forth in the Internal Revenue Code. Such factors as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of any net operating loss carryforward(s).

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JADE MOUNTAIN CORPORATION
NOTES TO FINANCIAL STATEMENTS — CONTINUED
June 30, 2007 and 2006

NOTE H — INCOME TAXES — CONTINUED

The Company’s income tax expense for each of the six month periods ended June 30, 2007 and 2006, respectively, are as follows:

	Six months	Six months
	ended	ended
	June 30, 2007	June 30, 2006
Statutory rate applied to income before income taxes	$(2,560)	$(5,500)
Increase (decrease) in income taxes resulting from:
State income taxes	--	--
Other, including reserve for deferred tax asset
and application of net operating loss carryforward	2,560	5,500

Income tax expense	$--	$--

The Company’s only temporary differences as of June 30, 2007 and 2006, respectively, after giving effect to the June 2006 change in control, relate to the Company’s net operating loss carryforward. Accordingly, any deferred tax asset, as fully reserved, or liability, if any, as of June 30, 2007 and 2006, respectively, is not material to the accompanying financial statements.

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